     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         STRATEGIC REALTY CAPITAL CORP.
        (Exact name of registrant as specified in governing instruments)

                MARYLAND                              1251 DUBLIN ROAD                             31-1590375
    (State or other jurisdiction of                 COLUMBUS, OHIO 43215                        (I.R.S. Employer
     incorporation or organization)                    (614) 488-1169                        Identification Number)

                    (Address of principal executive offices)
                         ------------------------------

                                HAROLD E. COOKE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                1251 DUBLIN ROAD
                              COLUMBUS, OHIO 43215
                    (Name and address of agent for service)
                         ------------------------------

                                   COPIES TO:

        STEPHEN R. MACDONALD, ESQ.                    STEPHEN M. BESEN, ESQ.
           DEWEY BALLANTINE LLP                     WEIL, GOTSHAL & MANGES LLP
       1301 AVENUE OF THE AMERICAS                       767 FIFTH AVENUE
      NEW YORK, NEW YORK 10019-6022                  NEW YORK, NEW YORK 10153
              (212) 259-8000                              (212) 310-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. / /
                            ------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM
                                                                       OFFERING PRICE PER   PROPOSED MAXIMUM       AMOUNT OF
               TITLE OF SECURITIES                    AMOUNT BEING           SHARE         AGGREGATE OFFERING     REGISTRATION
                BEING REGISTERED                     REGISTERED(1)            (2)               PRICE(2)             FEE(3)
Common Stock,
 par value $0.0001 per share.....................      7,705,000             $15.00           $115,575,000         $34,094.63

(1) Includes 1,005,000 shares that are issuable upon exercise of the over-allotment option granted to the Underwriters.

(2) Estimated based on a bona fide estimate of the maximum offering price of $15.00 solely for the purpose of calculating the registration fee.

(3) The filing fee has been computed in accordance with rule 457(a).
                            ------------------------

    THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MARCH 24, 1998 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                6,700,000 SHARES

                         STRATEGIC REALTY CAPITAL CORP.

                                  COMMON STOCK

    Strategic Realty Capital Corp. (the "Company") is a newly organized Maryland corporation formed to make high-yield commercial and multifamily real estate loans and investments. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company's operations will be managed by Crown NorthCorp, Inc., a Delaware corporation (herein sometimes referred to as "Crown" or the "Manager"), subject to the supervision of the Company's Board of Directors. Crown is a publicly traded financial services company experienced in underwriting and managing high-risk real estate related assets on behalf of third parties.

    All of the 6,700,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock") offered pursuant to this Prospectus (the "Offering") are being offered by the Company. Simultaneously with the closing of the Offering, affiliates of: (i) Crown, (ii) ContiTrade Services L.L.C. ("Conti"), a wholly-owned subsidiary of ContiFinancial Corporation ("ContiFinancial") and (iii) Harbert Management Corporation ("Harbert Management") will purchase $20 million of Common Stock, in the aggregate, at the initial public offering price pursuant to a private placement. See "Private Placement." Crown, Conti and Harbert Management are collectively the "Sponsors". At the completion of the Offering, assuming no exercise of the Underwriters' over-allotment option, affiliates of the Sponsors will own an aggregate of 16.7% of the outstanding Common Stock of the Company.

    It is currently estimated that the initial public offering price of the Common Stock will be $15.00 per share. Prior to the Offering, there has been no market for the Common Stock. The public offering price will be determined by negotiation between the Company and the Underwriters. See "Underwriting." The Company intends to apply for listing of the Common Stock on a national
securities exchange under the symbol "    ".

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

- The Company was organized in March 1998 and has no         - The Company intends to borrow money to purchase assets
   operating history                                            and make investments, which may compound losses or
- The Company will face significant competition in              result in operating or capital losses, and there will be
   purchasing assets consistent with its investment             no limitation on borrowings
   objectives                                                - The Company intends to purchase significant amounts of
- The Manager has no prior experience in managing a REIT        subordinated interests in real estate related assets, or
- There are conflicts of interest between the Company and       in pools of real estate related assets, which are
   the Sponsors because the Company will purchase assets        subject to a greater risk of loss than more senior
   from the Sponsors, whose directors and officers also         interests in the same assets
   serve in similar capacities with the Company, and the     - The Company intends to make interim loans and mezzanine
   Manager may perform similar services for other parties       investments, each of which will expose the Company to
   and will receive an incentive fee that may encourage         the risks of borrower default, uninsured losses and
   risky and speculative investments                            enforceability issues
- The Company expects to purchase from the Sponsors and      - The Board of Directors will determine the Company's
   their Affiliates certain assets which in some cases will     operating, hedging and credit policies and strategies,
   not have a readily determinable fair market value            each of which involve risks and may be changed without
- The Company is heavily reliant on the Manager, which has      stockholder consent
   significant operating discretion, including the           - The Company may recognize taxable income from certain
   discretion to invest the proceeds of the Offering and        instruments prior to receiving cash from such
   implement the Company's operating policies and               investments (sometimes referred to as "phantom income")
   strategies                                                - The Company may have to borrow to pay dividends
- The Company may not be able to find a suitable                sufficient to eliminate the Company's tax liability on
   replacement to manage the Company if the Management          its phantom income
   Agreement is terminated                                   - Failure to maintain REIT status would subject the Company
- Interest rate fluctuations may reduce or eliminate net        to corporate tax which would reduce earnings and cash
   income from the Company's investments                        available for distribution to stockholders
- The Company intends to engage in hedging strategies that   - Stockholders may be subject to significant potential
   may not be successful in insulating the Company from         dilution from future equity offerings
   exposure to changing interest rates

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                          PRICE TO PUBLIC         UNDERWRITING DISCOUNT(1)     PROCEEDS TO COMPANY(2)
Per share..........................              $                           $                           $
Total (3)..........................              $                           $                           $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses in connection with the offering, estimated at
    $        , which will be payable by the Company.

(3) The Company has granted the Underwriters a 30-day option to purchase up to 1,005,000 additional shares of Common Stock to cover over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before expenses of this
    Offering, will be $         , $         and $         , respectively. See
    "Underwriting."

    The shares of Common Stock are offered subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 on or about
        , 1998.

                            BEAR, STEARNS & CO. INC.

                                          , 1998.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS CONSTITUTE " FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. THE COMPANY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
PROSPECTUS SUMMARY.........................................................................................           1

RISK FACTORS...............................................................................................          10

  Newly Organized Corporation; No Established Lines of Credit..............................................          10
  Appropriate Investments May Not Be Available and Investment of Net Proceeds Will Be Delayed..............          10
  Substantial Reliance on the Manager; Termination of the Management Agreement.............................          11
  Manager has no Prior Experience Managing a REIT..........................................................          11
  Manager's Financial Condition may Impair Company's Performance...........................................          11
  Dependence on the Manager to Service Loans...............................................................          11
  Conflicts of Interest between the Company and the Sponsors...............................................          12
  Risks Related to Disputes Among the Sponsors.............................................................          13
  General Risks of Investing in Real Estate................................................................          13
  Illiquidity of Real Estate Investments...................................................................          13
  Risk from Interim Lending Activities.....................................................................          14
  Securities Rated Below Investment-Grade..................................................................          14
  Risks Related to Investment in Subordinated Interests....................................................          14
  Risks Related to Loans and Loan Participations...........................................................          15
  Greater Risks of Mezzanine Interests.....................................................................          15
  The Company's Investments May Lack Control Over Senior Loans.............................................          16
  Effect of Decline in Value of Real Estate Assets.........................................................          17
  Risk of Higher Default Rates for Loans with Balloon Payments.............................................          17
  Greater Risk of Loss from Limited Recourse Loans.........................................................          17
  Real Properties with Environmental Problems May Increase Costs and May Create Liability for the
    Company................................................................................................          18
  Prepayment Risk..........................................................................................          18
  Interest Rate Risk.......................................................................................          18
  Consequences and Costs of Hedging Transactions...........................................................          19
  Tax Risks................................................................................................          20
  REIT Distribution Requirements May Limit the Company's Operations and May Cause the Company to Borrow
    Funds to Satisfy such Requirements.....................................................................          21
  Phantom Income May Result in Additional Tax Liability....................................................          21
  Ownership Limitation May Restrict Business Combination Opportunities.....................................          22
  Plans Should Consider ERISA Risks of Investing in Common Stock...........................................          22
  Preferred Stock May Prevent Change in Control............................................................          22
  Maryland Anti-Takeover Statutes May Restrict Business Combination Opportunities..........................          22
  Certain Policies May Change Without Stockholder Consent..................................................          23
  Loss of Investment Company Act Exemption Would Adversely Affect the Company..............................          23
  The Company's Responsibility to Indemnify the Manager and its Officers and Directors May Result in
    Liability for the Actions of the Manager and Officers and Directors....................................          23
  Year 2000 Risk...........................................................................................          24
  Risk That Market for Common Stock Will Not Develop.......................................................          24
  Future Offerings of Capital Stock May Result in Dilution of the Book Value or Earnings Per Share of the
    Outstanding Common Stock...............................................................................          24

USE OF PROCEEDS............................................................................................          25

CAPITALIZATION.............................................................................................          25

DISTRIBUTION POLICY........................................................................................          26

                                                                                                                PAGE
                                                                                                                -----
THE MANAGER................................................................................................          27

  Crown....................................................................................................          27
  Business Overview........................................................................................          27
  Special Servicing Capability.............................................................................          28
  The Management Agreement.................................................................................          28
  Management Fees..........................................................................................          30
  Limits of Responsibility.................................................................................          31
  Crown Stockholders Agreement.............................................................................          31

THE SPONSORS...............................................................................................          32

  Crown....................................................................................................          32
  Conti....................................................................................................          32
  Harbert Management.......................................................................................          33
  Alignment of Company and Sponsor Interests...............................................................          33

THE COMPANY................................................................................................          33

MANAGEMENT OF THE COMPANY..................................................................................          35

  Directors and Executive Officers.........................................................................          35
  The Manager's Personnel..................................................................................          37
  The Guidelines...........................................................................................          38
  Investment Committee.....................................................................................          38
  Investment Approval Authority............................................................................          39
  Stock Options............................................................................................          39

MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES....................................          41

  General..................................................................................................          41
  Initial Investments......................................................................................          41
  Leverage.................................................................................................          41
  Hedging..................................................................................................          41
  Liquidity and Capital Resources..........................................................................          41
  Inflation................................................................................................          42
  Certain Accounting Policies and Procedures...............................................................          42

BUSINESS AND INVESTMENT CONSIDERATIONS.....................................................................          42

  The Company's Investments................................................................................          42
  Other Investments........................................................................................          45
  Portfolio Management.....................................................................................          46

YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS..................................................          48

  Interim Loans and Mezzanine Interests....................................................................          49
  Subordinated Interests...................................................................................          50

CERTAIN RELATIONSHIPS, RELATED PARTY TRANSACTIONS AND CONFLICTS OF INTERESTS...............................          51

PRINCIPAL STOCKHOLDERS.....................................................................................          54

CROWN STOCKHOLDERS' AGREEMENT..............................................................................          55

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................................................          56

  Taxation of the Company..................................................................................          56
  Taxation of U.S. Stockholders............................................................................          65

                                                                                                                PAGE
                                                                                                                -----
  Taxation of Tax-Exempt Stockholders......................................................................          67
  Taxation of Non-U.S. Stockholders........................................................................          68
  Information Reporting Requirements and Backup Withholding................................................          69
  State and Local Taxes....................................................................................          70
  Sale of the Company's Property...........................................................................          70
  Investment in Foreign Assets.............................................................................          71

ERISA CONSIDERATIONS.......................................................................................          72

  Tax-Qualified Retirement Plans, Other Employee Benefit Plans, and IRAs...................................          72
  Status of the Company Under ERISA........................................................................          73

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL ESTATE INVESTMENTS........................................          74

  General..................................................................................................          74
  Types of Mortgage Instruments............................................................................          75
  Leases and Rents.........................................................................................          75
  Condemnation and Insurance...............................................................................          75
  Foreclosure..............................................................................................          76
  Bankruptcy Laws..........................................................................................          78
  Default Interest and Limitations on Prepayments..........................................................          79
  Forfeitures in Drug And RICO Proceedings.................................................................          80
  Environmental Risks......................................................................................          80
  Applicability of Usury Laws..............................................................................          81
  Americans With Disabilities Act..........................................................................          82

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS.................................          82

  Board of Directors.......................................................................................          82
  Amendment................................................................................................          82
  Business Combinations....................................................................................          83
  Control Share Acquisitions...............................................................................          83
  Operations...............................................................................................          84
  Advance Notice of Director Nominations and New Business..................................................          84
  Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws........          84

DESCRIPTION OF CAPITAL STOCK...............................................................................          84

  General..................................................................................................          84
  Common Stock.............................................................................................          85
  Preferred Stock..........................................................................................          85
  Restrictions on Transfer.................................................................................          85
  Dividend Reinvestment Plan...............................................................................          87
  Registration Rights......................................................................................          87
  Reports to Stockholders..................................................................................          87
  Transfer Agent and Registrar.............................................................................          87

SHARES ELIGIBLE FOR FUTURE SALE............................................................................          88

UNDERWRITING...............................................................................................          89

PRIVATE PLACEMENT..........................................................................................          90

LEGAL MATTERS..............................................................................................          90

                                                                                                                PAGE
                                                                                                                -----
EXPERTS....................................................................................................          90

ADDITIONAL INFORMATION.....................................................................................          90

  The Company..............................................................................................          90
  Crown Northcorp, Inc.....................................................................................          91

GLOSSARY OF TERMS..........................................................................................          92

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT (I) THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED AND (II) THE OFFERING PRICE (THE "OFFERING PRICE") OF THE COMMON STOCK IS $15.00 PER SHARE. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO (I) THE "COMPANY" MEAN STRATEGIC REALTY CAPITAL CORP., (II) "CROWN" OR THE "MANAGER" MEAN CROWN NORTHCORP, INC., (III) "CONTI" MEAN CONTITRADE SERVICES L.L.C., A WHOLLY OWNED SUBSIDIARY OF CONTIFINANCIAL CORPORATION ("CONTIFINANCIAL"), (IV) "HARBERT MANAGEMENT" MEAN HARBERT MANAGEMENT CORPORATION, (V) "SPONSORS" MEAN COLLECTIVELY, CROWN, CONTI AND HARBERT MANAGEMENT, AND (VI) "COMMON STOCK" MEAN THE COMPANY'S COMMON STOCK, PAR VALUE $.0001 PER SHARE. DEFINED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS SET FORTH IN THE GLOSSARY BEGINNING ON PAGE 92.

                                  THE COMPANY

    Strategic Realty Capital Corp. is a newly organized corporation formed to make high-yield commercial and multifamily real estate loans and investments. The Company intends to utilize the asset origination, underwriting, and servicing resources of its three Sponsors: Crown, Conti and Harbert Management. The Company believes that the combination of its Sponsors' capabilities will position it to (i) source high-yield lending and investment opportunities, (ii) evaluate the risks associated with such investments, and (iii) manage the Company's assets during changing market conditions. The Company will elect to be taxed as a REIT under the Code.

    Securitization has become an important means of financing commercial and multifamily properties. The issuance of commercial mortgage backed securities ("CMBS") has grown from approximately $4.8 billion in 1990 to approximately $44.3 billion in 1997. Permanent commercial mortgage loans that meet standardized debt service coverage and loan-to-value ratios and are secured by properties with stable operating histories tend to be most suited for securitization. Because many commercial mortgage loans do not conform to these securitization parameters, there is a demand for other financing products, including (i) interim loans secured by properties with short operating histories or transitional cash flows and (ii) mezzanine financings which provide higher combined loan proceeds than typically offered by lenders targeting CMBS offerings. In addition, commercial mortgage securitization results in the creation of subordinated interests in CMBS.

    The Company plans to take advantage of the securitization trend in real estate financing markets by targeting the following categories of real estate loans and investments:

    - INTERIM LOANS. Interim Loans are typically used by borrowers as bridge financing to fund capital improvements, increase occupancies, or otherwise increase the cash flows of the underlying properties and thereby allow the borrowers to obtain more attractive long-term financing at a later date. Interim Loans are generally secured by a first lien mortgage, but may be secured by a junior lien mortgage, on the underlying commercial or multifamily property. Interim Loans are typically short-term, with maturities of less than five years. Interim Loans often do not require significant amortization of principal prior to maturity and usually require a balloon payment of principal at maturity.

    - SUBORDINATED INTERESTS. Subordinated Interests are interests in (i) CMBS,
      (ii) whole loan pools of commercial or multifamily mortgages, or (iii) individual commercial or multifamily mortgage loans, which are subordinated in right of payment to other interests (including investment grade CMBS interests) in respect of the underlying loans. CMBS are securities which evidence an interest in or are secured by a commercial or multifamily mortgage loan or a pool of such loans.

    - MEZZANINE INTERESTS. Mezzanine Interests include: (i) loans that are secured by junior lien mortgages on commercial or multifamily properties and (ii) preferred equity interests in entities which own commercial or multifamily properties. Mezzanine Interests, when combined with the related first lien mortgage loans, typically provide total financing greater than 75% of a property's market value, with the Mezzanine Interests representing the portion of financing in excess of that provided by the first mortgage lender. In most cases, Mezzanine Interests have longer anticipated maturities than Interim Loans and are intended to serve as permanent financing.

    - OTHER INVESTMENTS. The Company will take an opportunistic approach toward its investments and, depending upon market conditions, may invest from time to time in other commercial and multifamily real estate which the Company believes will earn attractive risk-adjusted returns. Although the Company expects to focus on Interim Loans, Mezzanine Interests and Subordinated Interests, the Company may pursue investments in, among other assets, sub-performing commercial or multifamily mortgage loans, foreign real estate related interests and fee interests in under-performing real estate (all of the foregoing, collectively, "Other Investments").

    All of the foregoing investments are herein collectively referred to as "Targeted Investments." Interim Loans and Mezzanine Interests are expected to provide the Company with higher interest rates than permanent first mortgage loans as well as, in some cases, participation in either the property's income or an increase in its market value. See "Business and Investment Considerations--The Company's Assets."

                              INVESTMENT STRATEGY

    The Company will invest its equity capital and borrowed funds to achieve attractive risk-adjusted returns by maximizing the excess of income earned on its real estate related assets over the cost of managing, financing and hedging those assets. In order to maximize the investment returns from its assets, the Company expects to capitalize on the varying experience and capabilities of its Sponsors.

    To accomplish its investment goals, the Company will:

    - Capitalize on Conti's market presence, commercial mortgage banking correspondent relationships, and loan securitization capabilities to source high-yield commercial and multifamily lending and investment opportunities.

    - Employ Crown's due diligence skills and rating agency rated asset management and special servicing capabilities to evaluate investment opportunities and service the Company's assets. Crown is rated "Above Average" as a Special Servicer by Standard & Poor's Ratings Group ("S&P") and Fitch IBCA Inc. ("Fitch").

    - Apply Harbert Management's equity real estate ownership and management skills to analyze specific investment opportunities.

    To help implement the Company's investment strategy, each Sponsor will grant a right of first offer to the Company to purchase Targeted Investments as such opportunities become available to each Sponsor in accordance with the Alignment of Interest Agreement. See "The Sponsors--Alignment of Company and Sponsor Interests."

                            THE MANAGER AND SPONSORS

    The Company will be managed by Crown NorthCorp, Inc. ("Crown" or the "Manager"), a publicly traded financial services company. Crown's management is experienced in underwriting and managing high-risk real estate related assets on behalf of third parties. Since 1990, Crown has managed and/or sold real estate and other assets located throughout the United States with a Gross Contract Value of $6.3 billion. As of December 31, 1997, Crown managed over $1 billion in Gross Contract Value, representing 279 real estate related assets. The portfolio consisted of 197 performing loans, 37 non-performing loans and 45 real estate owned properties. As a reflection of its asset management skills, Crown is rated "Above Average" as a Special Servicer by S&P and Fitch, the second highest rating available from each rating agency. The Company believes that Crown's rated special servicing capability will help the Manager preserve the value of the Company's assets. See "The Manager--Special Servicing Capability."

    ContiTrade Services L.L.C. ("Conti") is a wholly-owned subsidiary of ContiFinancial Corporation ("ContiFinancial"), a publicly traded consumer and commercial finance company. Through its commercial mortgage conduit program, Conti provides financing and securitization services to commercial mortgage banking firms with which Conti has entered into loan purchase agreements ("Correspondents"). Conti's 23 Correspondents have an aggregate of 60 loan origination offices located across the United States. In addition, Conti holds, or has the right to obtain, an equity interest in seven of these Correspondents. Since 1993, Conti has financed approximately $2.6 billion of mortgages secured by commercial or multifamily properties, and annual origination volumes have increased from $73 million in 1993 to $1.5 billion in 1997. Since November 1995, Conti and its affiliates have contributed 462 loans with a total principal balance of $1.3 billion to six CMBS transactions which had a combined cut-off balance of $3.6 billion. Conti's conduit program does not provide for the financing of Interim Loans or Mezzanine Interests. Concurrent with the Offering, Conti will grant the Company a right of first offer to purchase Targeted Investments owned by Conti or referred to Conti by its Correspondents, including Subordinated Interests collateralized by mortgage loans financed by Conti, in accordance with the Alignment of Interest Agreement. See "The Sponsors--Conti."

    Harbert Management is a privately held diversified investment management company whose affiliate, Harbert Corporation, has been in operation since 1947. Currently, Harbert Management and its affiliates and subsidiaries own or manage in excess of 2.5 million square feet of commercial properties located in the southeastern United States. In addition, Harbert Management's subsidiaries have a controlling interest in approximately 1,700 multifamily units. Harbert Management and its affiliates actively engage in the evaluation, acquisition, financing, management and disposition of commercial real estate assets. The Company believes that Harbert Management is well positioned to help evaluate the investment merits of the real estate underlying Targeted Investments for the Company. See "The Sponsors--Harbert Management."

    The Company believes that Conti will provide or arrange for the majority of the Company's initial investment opportunities. However, the Company also expects to generate investment opportunities through its relationships with the other Sponsors, their affiliates and third parties. In addition, the Company intends to pursue relationships with other lenders such as commercial banks and conduits that do not have interim or mezzanine lending capabilities.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 10 prior to an investment in the Company. Such risks include, among others:

    - The Company was organized in March 1998 and has no operating history.

    - The Company will face significant competition in purchasing assets consistent with its investment objectives.

    - The Manager has no prior experience in managing a REIT.

    - There are conflicts of interest between the Company and the Sponsors because the Company will purchase assets from the Sponsors, whose directors and officers also serve in similar capacities with the Company, and the Manager may perform similar services for other parties and will receive an incentive fee that may encourage risky and speculative investments.

    - The Company expects to purchase from the Sponsors and their affiliates certain assets which in some cases will not have a readily determinable fair market value. Stockholders will not have the opportunity to evaluate the manner in which all of the proceeds of the Offering are to be invested and the economic merit of particular assets to be acquired.

    - The Company is heavily reliant on the Manager, which has significant operating discretion, including the discretion to invest the proceeds of the Offering and implement the Company's operating policies and strategies.

    - The Company may not be able to find a suitable replacement to manage the Company if the Management Agreement is terminated.

    - Interest rate fluctuations may reduce or eliminate net income from the Company's investments.

    - The Company intends to engage in hedging strategies that may not be successful in insulating the Company from exposure to changing interest rates.

    - The Company intends to borrow money to purchase assets and make investments, which may compound losses or result in operating or capital losses, and there will be no limitation on borrowings.

    - The Company intends to purchase significant amounts of subordinated interests in real estate related assets, or in pools of real estate related assets, which are subject to a greater risk of loss than more senior interests in the same assets.

    - The Company intends to make interim loans and mezzanine investments, each of which will expose the Company to the risks of borrower default, uninsured losses and enforceability issues.

    - The Board of Directors will determine the Company's operating, hedging and credit policies and strategies, each of which involve risks and may be changed without stockholder consent.

    - The Company may recognize taxable income from certain instruments prior to receiving cash from such investments (sometimes referred to as "phantom income") with respect to which the Company may have to borrow to pay dividends sufficient to eliminate the Company's tax liability on such income and to pay the Manager's Incentive Fee, which is based on taxable income rather than economic income.

    - Failure to maintain REIT status would subject the Company to corporate tax which would reduce earnings and cash available for distribution to stockholders.

    - Stockholders may be subject to significant potential dilution from future equity offerings.

    - Delays in investing all of the proceeds of the Offering would result in lower net income to the Company.

    - The Manager will be entitled to a significant termination fee if the Company does not renew or elects to terminate the Management Agreement, which fee, if paid, could materially adversely affect the cash available for distribution to the Company's stockholders and may result in net operating losses.

    - Certain of the Company's real estate investments will require significant management resources, are illiquid and may decrease in value because of changes in geographic, regulatory, economic or other conditions.

    - To maintain its exemption from regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Company, among other things, must invest at least 55% of its assets in Qualifying Interests and an additional 25% in Qualifying Interests or other real estate-related assets within one year of Closing.

    - Disputes among the Sponsors, including disputes among the Sponsor's representatives on the Company's Board of Directors, could have a materially adverse effect on the Company's operations.

    - The Company will be restricted as to its use of any Sponsor's customer lists or proprietary information. In addition, the Company will be restricted from directly engaging in transactions with clients of the Sponsors. Such restrictions could impede the Company's ability to obtain Targeted Investments.

    - The directors and officers of the Company will not devote their exclusive business attention to the affairs of the Company and will have other demands on their time.

    - Future offerings of capital stock by the Company may have an adverse effect on the market price of the Common Stock.

    - The Company will be subject to the risk of possible environmental liabilities and other risks associated with the owning of commercial and multifamily real estate as well as potential lender liability in connection with originating loans.

                              INITIAL INVESTMENTS

    The Company has identified $         million of Targeted Investments in
which it intends to invest a portion of the net proceeds of the Offering (the "Initial Investments") upon or soon after the closing of the Offering. The Independent Directors of the Company will approve the acquisition of the Initial Investments.

                         CAPITAL AND LEVERAGE POLICIES

    The Company will finance the purchase of its initial and subsequent investments with the net proceeds of the Offering and with borrowings. The Company expects that, in general, it will employ significant leverage consistent with the type of assets acquired and the desired level of risk in various investment environments. The Company will leverage primarily with reverse repurchase agreements, securitizations of its portfolio and secured loans. The Company may also issue common stock or preferred stock as a source of longer term capital to finance asset growth. There is no specified limitation on the amount of indebtedness the Company may incur. The Company intends to implement various interest rate hedging strategies to offset the potential adverse effect of (i) differences between fixed rates or rate caps on the Company's investments and variable rates on the Company's borrowings and (ii) interest rate fluctuations on the value of the Company's investments.

    Currently, the Company is negotiating with a major commercial bank to establish a $150 million line of credit which the Company expects to use to warehouse certain Targeted Investments. See "Business and Investment Considerations--Portfolio Management" and "Management's Discussion and Analysis of Liquidity and Capital Resources."

                              MANAGEMENT AGREEMENT

    For its performance of services pursuant to the Management Agreement, the Manager will receive an annual base management fee (the "Base Management Fee"), payable monthly, equal to 1.5% of the Average Stockholders' Equity of the Company. The Manager will also receive a quarterly incentive fee in an amount equal to (i) 25% of the Adjusted Net Income of the Company for the preceding four fiscal quarters, in excess of the amount that would produce an annualized Return on Average Stockholders' Equity for the preceding four fiscal quarters equal to the Ten-Year U.S. Treasury Rate plus 2.5%, (ii) divided by four (the "Incentive Fee"). In each of the first three fiscal quarters after the closing of the Offering, the Incentive Fee shall be calculated based on the number of fiscal quarters which have elapsed since the closing of the Offering.

    The Management Agreement will have an initial term of two years during which it will not be terminable by the Manager or by the Company except under certain limited circumstances. The Manager has the right, at any time after the initial two-year period, to terminate the Management Agreement upon 180 days prior written notice. The Company has the right, at any time after the initial two-year period, to terminate the Management Agreement upon 90 days prior written notice. Upon any such termination by the Company, the Company will be required to pay to the Manager a termination fee, equal to the sum of the Base Management Fee and the Incentive Fee earned during the twenty-four months preceding such termination. See "Risk Factors--Substantial Reliance on the Manager; Termination of the Management Agreement," and "The Manager--The Management Agreement."

                   ALIGNMENT OF COMPANY AND SPONSOR INTERESTS

    The Sponsors are taking the following actions intended to more closely align the interests of the Company with those of the Sponsors and intended to mitigate any conflicts of interest among such parties.

    - Certain affiliates of the Sponsors are investing an aggregate of $20 million in the Company at the initial public offering price to purchase 16.7% of the outstanding Common Stock of the Company.

    - Each Sponsor will grant a right of first offer to the Company to purchase Interim Loans, Subordinated Interests, Mezzanine Loans and certain other Targeted Investments that are made available to such Sponsor before the Sponsor pursues such opportunities itself or refers such opportunities to third parties in accordance with the Alignment of Interest Agreement.

    - The Company will be issued a five-year warrant to purchase two million shares of Crown common stock (approximately 10% of Crown's capital stock on a fully-diluted basis) at an exercise price of $2.50 per share.

    - Certain affiliates of the Sponsors who own 58.5% of the capital stock of Crown on a fully diluted basis (excluding the warrant held by the Company) will agree to vote their Crown voting shares in favor of a merger with the Company if, under specified conditions, the Company's Independent Directors propose such a merger. These Sponsor affiliates will also grant the Company a right of first refusal with respect to the purchase of their shares of Crown capital stock.

    Crown has established a six member committee (the "Investment Committee") which will approve the acquisition or disposition of Targeted Investments and approve recommendations to be made from time to time by the Manager to the Company's Board of Directors. Each Sponsor will appoint two representatives to the Investment Committee who will not participate in any decision to acquire an investment in which the related Sponsor has an economic interest. See "Management of the Company--Investment Approval Authority."

    See "Crown Stockholders' Agreement" and "Certain Relationships, Related Party Transactions and Conflicts of Interest."

                           TAX STATUS OF THE COMPANY

    The Company intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short first taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a general requirement that it distribute currently at least 95% of its annual ordinary taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, the Company has received an opinion of its legal counsel that the Company has been organized so as to qualify as a REIT, which opinion is based on certain assumptions and representations concerning the Company's ongoing businesses and investment activities and other matters. No complete assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the IRS or on any court. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Company's stockholders would not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state, local and foreign taxes on its income and property. The Company will adopt the calendar year as its taxable year. In connection with the Company's election to be taxed as a REIT, the Company's charter imposes restrictions on the ownership and transfer of the Common Stock. See "Risk Factors--Tax Risks" and "United States Federal Income Tax Considerations--Taxation of the Company."

                              DISTRIBUTION POLICY

    The Company intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. The Code generally requires that, to so qualify a REIT distribute currently at least 95% of its annual ordinary taxable income. The Company intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the first full calendar quarter following the Closing Date.

                              OWNERSHIP STRUCTURE

    Following the Offering, the structure and relationships of the Company and the Sponsors will be as follows:

                                     [LOGO]

------------------------

(1) The executive officers of the Company will be officers and employees of Crown. Initially, Crown will designate two directors of the Company and each of Conti and Harbert Management will designate one director of the Company. Affiliates of Conti, Harbert and Crown will own in the aggregate 16.7% of the outstanding capital stock of the Company upon the closing of the Offering.

(2) Two officers of Harbert Management are directors of Crown. One officer affiliated with Conti is a director of Crown. Affiliates of Conti and Harbert Management own, respectively, 6.0% and 25.2% of the outstanding capital stock of Crown (on a fully diluted basis).

    See "Certain Relationships, Related Party Transactions and Conflicts of
                                  Interests."

                                  THE OFFERING

Common Stock Offered Hereby(1)...............  6,700,000

Common Stock Outstanding after the
  Offering(1)(2).............................  8,033,333

Use of Proceeds..............................  The Company intends to use a portion of the net proceeds of the Offering to acquire the
                                               Initial Investments for $         and the
                                               remaining net proceeds will be used to
                                               acquire additional Targeted Investments as
                                               such become available. The Company intends to
                                               temporarily invest the net proceeds of the
                                               Offering in short-term assets that are rated
                                               investment grade until appropriate Targeted
                                               Investments are identified and acquired. See
                                               "Use of Proceeds."

Proposed National Exchange Symbol............  "         "

------------------------

(1) Assumes no exercise of the Underwriters' option to purchase up to an additional 1,005,000 shares to cover over-allotments.

(2) Includes (i) 666,667 shares of Common Stock to be sold to an affiliate of Conti, (ii) 533,333 shares to be sold to an affiliate of Harbert Management and (iii) 133,333 shares of Common Stock to be sold to an affiliate of Crown pursuant to a private placement (the "Private Placement") at the initial
    public offering price. Excludes       shares of Common Stock reserved for
    issuance under the Company's Option Plan and             if the
    Underwriters' over-allotment is fully exercised) shares of Common Stock issuable upon the exercise of options which will be granted to affiliates of Crown, Conti and Harbert Management prior to the consummation of the Offering. See "Management of the Company--Stock Options," "Description of Capital Stock" and "Capitalization."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK INVOLVES VARIOUS RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS PROPOSED BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY.

NEWLY ORGANIZED CORPORATION; NO ESTABLISHED LINES OF CREDIT

    The Company was organized in March 1998 and has no operating history prior to the completion of the Offering and its operating policies and strategies are untried. The results of the Company's operations will depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and general economic conditions. The Company will be externally managed and will be substantially dependent upon the experience and capabilities of the Manager in administering its day-to-day operations. The officers, directors and employees of the Manager have never participated in the management of a REIT. There can be no assurance that the Manager will be able to implement successfully the strategies that the Company intends to pursue.

    The Company will require substantial lines of credit or collateralized financing facilities in order to conduct its intended business, and there can be no assurance that the Company will be able to obtain such financing or, even if such financing is available, that it will be available on favorable terms. In addition, should the Company establish a line of credit, there can be no assurance that such line of credit will continue to be available.

APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND INVESTMENT OF NET PROCEEDS WILL
  BE DELAYED

    A substantial portion of the net proceeds of the sale of the Common Stock will produce little income immediately after the closing of the Offering. The Company intends temporarily to invest the net proceeds of the Offering (other than those used to purchase the Initial Investments) in readily marketable, interest-bearing securities until the Company finds appropriate Targeted Investments in which to invest. Because the net proceeds of the Offering will not be fully invested in Targeted Investments initially, the Company may not achieve anticipated yields from its investments immediately. Stockholders will not have the opportunity to evaluate the manner in which all of the proceeds are to be invested and the economic merit of particular assets to be acquired.

    The Company expects that initially a significant portion of the Targeted Investments will be identified, originated or otherwise made available to it through the Sponsors. There can be no assurance that the Sponsors will identify and refer to the Company a sufficient quantity of appropriate assets that meet the Company's investment criteria, that such assets will be available to the Company, or that any such assets will produce a return on the Company's investment. To the extent the Company is unable to acquire a sufficient volume of Targeted Investments, the Company's income and ability to make distributions to stockholders will be adversely affected. Moreover, because the Company has not identified any particular investments to acquire at Closing other than the Initial Investments, the Company will have broad authority to invest the remaining proceeds in whatever investments the Company deems appropriate at the time of their acquisition. In making these investment decisions, the Company will rely on the recommendations of the Manager and of the Investment Committee. The Manager and the Investment Committee will have great latitude in the types of Targeted Investments they may decide are proper investments for the Company. No assurance can be made that the Manager's or the Investment Committee's decisions in this regard will result in a profit for the Company.

    The markets for the Targeted Investments that the Company intends to invest in are highly competitive. The acquisition of these investments is often based on competitive bidding. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to purchase such assets. Many of the Company's anticipated competitors are significantly larger than the Company, have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over the Company in conducting certain businesses and providing certain services. No assurances can be given that the Company will be successful in acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability. To the extent that the Company acquires assets other than those described herein, such other acquisitions may pose risks to the Company and to the Company's stockholders that are different from or in addition to the risks enumerated herein.

SUBSTANTIAL RELIANCE ON THE MANAGER; TERMINATION OF THE MANAGEMENT AGREEMENT

    The Company's day-to-day operations will be administered by the Manager, subject to the supervision of the Company's Board of Directors. Thus, the Company is substantially reliant on the services of the Manager and its officers, directors and employees for the success of the Company. The Manager will have significant operating discretion, including as to the use of proceeds of the Offering, in developing the Company's operating policies and evaluating Targeted Investments.

    After the initial two-year term, the Company will be subject to the risk that the Manager will terminate the Management Agreement at any time upon 180 days notice and that no suitable replacement will be found to manage the Company. The Company would be materially and adversely affected if it were unable to engage an appropriate replacement for the Manager.

    The renewal of the Management Agreement after the initial two-year term will require the affirmative vote of a majority of the Independent Directors, and a majority of the Independent Directors may terminate the Management Agreement at any time after two years upon 90 days notice. The Manager will be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement, which, if paid, would materially adversely affect the cash available for distribution to the Company's stockholders and may result in material net operating losses for the period. See "The Manager--The Management Agreement."

MANAGER HAS NO PRIOR EXPERIENCE MANAGING A REIT

    The Manager has no prior experience in the management of a REIT, and there can be no assurance that the past experience of the Manager's personnel will be appropriate to the Company's business or strategy. The Management Agreement does not impose a minimum time commitment that the Manager and its personnel must make in providing services to the Company. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by the Manager and its employees on the management of the Company which could adversely impact the Company's performance.

MANAGER'S FINANCIAL CONDITION MAY IMPAIR COMPANY'S PERFORMANCE

    The Company is subject to the risk that the financial condition of the Manager will impair the ability of the Manager to perform its obligations to the Company under the Management Agreement. For the nine months ended September 30, 1997 and year ended December 31, 1996, the Manager had net losses of $1.3 million and $3.3 million on revenue of $7.4 million and $10.6 million, respectively. Should the Manager continue to incur net losses, its ability to conduct its operations and act as manager of the Company could be impaired.

DEPENDENCE ON THE MANAGER TO SERVICE LOANS

    The Company will rely on the Manager to be the servicer for all of the performing Interim Loans and Mezzanine Interests in its portfolio and the Special Servicer for all non-performing and defaulted loans in its portfolio and for pools of loans related to the Subordinated Interests for which the Company has acquired special servicing rights. Many holders of securitized portfolios are required to award asset management and loan servicing contracts only to rated Special Servicers. Although the Manager is currently a rated Special Servicer, there can be no assurance that it will continue to be so rated or, if the services of the Manager are otherwise terminated, that a suitable replacement may be found at rates attractive to the Company. The loss of the servicing and special servicing capabilities of the Manager for any reason could have a material adverse impact on the Company.

CONFLICTS OF INTEREST BETWEEN THE COMPANY AND THE SPONSORS

    The Company will be subject to various conflicts of interest arising from its relationship with the Sponsors. The executive officers and certain of the directors of the Company will be directors, officers and employees of the Sponsors and may have conflicts between their duties to the Company and their duties to the applicable Sponsor. As soon as practicable following the closing of the Offering, a majority of the Board of Directors will consist of Independent Directors, which Independent Directors initially will be selected by the Sponsors.

    The Company is subject to conflicts of interest because of the expected purchase by the Company of substantial assets (including the Initial Investments) from the Sponsors and their affiliates or clients. Many of such assets do not have a readily determinable fair market value and generally, no independent valuations will be sought. Moreover, transactions involving assets in which a Sponsor has an economic interest that fall within the provisions of the Guidelines can be approved by the action of the Investment Committee without separate Board of Director approval, provided that the designees of such Sponsor on the Investment Committee will not participate in such approval.

    Investment decisions will be approved by the Investment Committee which will consist solely of representatives of the Sponsors. Although the Board of Directors, including the Independent Directors, will be reviewing the actions of the Investment Committee on a quarterly basis, the Investment Committee will, except in certain limited circumstances, approve the Company's investment decisions. Although the Independent Directors will review the Guidelines under which the Investment Committee will be making decisions and will monitor compliance with those Guidelines, it is anticipated that they will rely primarily on information provided by the Manager. The foregoing may result in decisions and/or allocations of assets by the Sponsors that may not be in the best interest of the Company.

    The Company has not entered into any agreements with any of the Sponsors that limit or restrict the right of the Sponsors, including the Manager, or any of their officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the rendering of advice to others purchasing real estate related assets that meet the Company's policies and criteria; provided however, the Management Agreement will prohibit the Manager from forming or sponsoring any other entity that invests primarily in Targeted Investments. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by it on the management of the Company.

    Pursuant to the Alignment of Interest Agreement, the Company will be restricted as to its use of any Sponsor's customer lists or proprietary information. In addition, during the term of the Alignment of Interest Agreement and for a one year period after its termination, the Company will be restricted from directly engaging in transactions with Correspondents, borrowers and clients of the Sponsors except in certain limited circumstances. Such restrictions could impede the Company's ability to obtain Targeted Investments.

    The Manager has entered into submanagement agreements with each of Conti and Harbert Management pursuant to which Conti and Harbert Management will each have a right to receive 25.5% of the Base Management Fee (after deduction therefrom for the reasonable and necessary costs and expenses of Crown's performance pursuant to the Management Agreement), Incentive Fee and termination fee from the Manager for certain services provided to the Manager. The Incentive Fee, which is based on the taxable income of the Company, may create an incentive for the Sponsors, including the Manager, to recommend investments to the Company with greater income potential, but which are likely to be risky or speculative. Similarly, the Sponsors, including the Manager, may have an incentive to recommend investments which generate phantom income.

RISKS RELATED TO DISPUTES AMONG THE SPONSORS

    Disputes among the Sponsors, including disputes among the Sponsor's representatives on the Company's Board of Directors or the Investment Committee, could have a material adverse effect on the Company's operations. For example, disputes could lead to an inability on the part of the Company to purchase Targeted Investments from one or more Sponsors.

GENERAL RISKS OF INVESTING IN REAL ESTATE

    The ultimate performance of the Company's proposed portfolio of Targeted Investments will be subject to the varying degrees of risk generally incident to the ownership and operation of the underlying real estate securing such investments. The ultimate value of the Company's security in the underlying real estate depends upon the borrowers' ability to operate the real estate in a manner sufficient to maintain or increase revenues on such property in excess of operating expenses and debt service or, in the case of real estate leased to a single lessee, the ability of the lessee to make rental payments. Revenues from investments in commercial and multifamily real estate may be adversely affected by changes in national, regional, and local conditions, changes in local market conditions due to changes in general or specific local economic conditions and neighborhood characteristics, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgages, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond the control of the borrowers and the Company. In the event that any of the properties underlying the Company's investments experience any of the foregoing events or occurrences, the value of and return on such investments would be negatively impacted. In addition, the concentration of default, foreclosure and loss risks relating to individual mortgage loans in a pool of mortgage loans secured by commercial or multifamily real estate will generally be greater than for pools of single-family residential mortgage loans because commercial or multifamily mortgage loans in a pool will generally consist of a smaller number of higher balance loans than would a pool of single-family mortgage loans having a comparable aggregate unpaid principal balance. In general, investments secured by a commercial or multifamily mortgage loan or a pool of commercial or multifamily mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool was constituted primarily of single-family mortgage loans.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS

    Real estate investments are relatively illiquid. Such illiquidity limits the ability of the Company to vary its portfolio of proposed and current investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale by the Company. In addition, illiquidity may result from the decline in value of a property securing the Company's investment. No assurances can be given that the fair market value of any of the real estate serving as security will not decrease in the future, leaving the Company's investment under-collateralized or not collateralized at all.

RISK FROM INTERIM LENDING ACTIVITIES

    Interim Loans may be secured by a second lien mortgage and accordingly, may be subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust. Interim Loans are typically used by borrowers as bridge financing to fund capital improvements, increase occupancies, or otherwise increase the cash flows of the underlying properties and thereby allow the borrowers to obtain more attractive long-term financing. There can be no assurance that the borrower will be successful in obtaining more attractive long-term financing.

SECURITIES RATED BELOW INVESTMENT-GRADE

    A substantial portion of the Targeted Investments (including Subordinated Interests and Mezzanine Interests) in which the Company intends to invest are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated, and have greater credit and liquidity risk than investment grade debt obligations. These Targeted Investments are generally subordinate to other obligations of the borrower, and may be unsecured to the extent consistent with maintaining the Company's status as a REIT. The lower rating of these Targeted Investments reflects a greater possibility that adverse changes in the financial condition of the borrower or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the borrower to make timely payments of principal and interest. Many obligors under Targeted Investments are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. Overall declines in the below investment-grade bonds and other markets may adversely affect such obligors by inhibiting their ability to refinance their debt at maturity.

RISKS RELATED TO INVESTMENT IN SUBORDINATED INTERESTS

    The Company intends to acquire a significant amount of Subordinated Interests, including below investment grade and unrated "first loss" classes of credit support Subordinated Interests. A first loss class of security is the most subordinated class in a CMBS multi-class securitization structure and accordingly is the first class to bear the loss upon a delinquency, default, restructuring or liquidation of the underlying collateral and generally the last to receive payment of interest and principal. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. The market values of Subordinated Interests tend to be sensitive to changes in economic conditions. Therefore, no assurance can be given that, if the Company determined to dispose of all or substantially all of a particular investment held by the Company, it could dispose of such investment at the prevailing market price. In addition, Subordinated Interests may be subject to certain other transfer restrictions that may contribute to illiquidity. Many costs and expenses are allocated to the most subordinated class, such as special servicing compensation and other servicing costs and expenses. As a result of these and other factors, Subordinated Interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

    The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans or CMBS and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have little or no credit support, to the extent there are delinquencies or realized losses on the mortgage loans, the Company may not recover the full amount or, indeed, any of its initial investment in such Subordinated Interests. To the extent that the holder of a Subordinated Interest is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely.

    The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchases, defaults and liquidations) on the mortgage loans underlying a series of CMBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loans interest rates and economic, demographic, tax, legal and other factors. Generally, prepayments of principal from the underlying mortgage loans are not received by the Subordinated Interest holders for a significant period of time. As a result, the weighted average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of CMBS. Prepayment on the mortgage loans underlying a series of mortgage-backed securities are generally allocated to the more senior classes of CMBS until those classes are paid in full.

    Many of the Subordinated Interests acquired by the Company may not have been registered under the Securities Act but instead initially were sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity.

RISKS RELATED TO LOANS AND LOAN PARTICIPATIONS

    Debt obligations in the form of loans or loan participations are generally subject to additional liquidity risks and, in some cases, credit risks. Loans and participations in loans are not generally traded in organized markets but are traded by banks and other institutional investors engaged in syndications and loan participations, respectively. Consequently, there can be no assurance that there will be any market for any loan or loan participation if the Company is required to sell or otherwise dispose of such loan or loan participation. Depending on the terms of the underlying loan documentation, consent of the borrower may be required for an assignment, and an assignee may not have any direct right to enforce compliance by the obligor with the terms of loan agreement in the absence of this consent. Furthermore, holders of loan participations are subject to additional risks not applicable to a holder of a direct interest in a loan. A holder of a participation interest may be subject to the credit risk of the selling institution, which will remain the legal owner of record of the applicable loan. Participants also do not generally benefit from the collateral (if any) supporting the loans in which they have a participation interest because loan participations generally do not provide a purchaser with direct rights to enforce compliance by the obligor with the terms of the loan agreement, nor do they generally provide any rights of setoff against the obligor.

GREATER RISKS OF MEZZANINE INTERESTS

    Because some Mezzanine Interests acquired by the Company will be secured by junior liens (i.e., second, third or lower priority liens) subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, and other Mezzanine Interests will be equity interests in such real estate-owning entity, the proceeds from any liquidation, insurance or condemnation process with respect to such Mezzanine Interests will be available to satisfy the outstanding balance of the loan or the capital position and accrued return of any equity interest in a real estate owner only if and , to the extent that, the claims of such first (or all other more senior) mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, the holders of Mezzanine Interests may have restrictions on the right to accelerate or otherwise realize on this collateral. In instances in which the holders of Mezzanine Interests are permitted to foreclose on the property securing a second (or more junior) mortgage it must foreclose subject to the first mortgage (or all other senior mortgages), in which case they must either pay the entire amount due on the first mortgage (or all other more senior mortgages) to the first (or all other more senior) mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first (or each other more senior) mortgage. The acquisition of property in a foreclosure of the second mortgage thereon may cause a default under a "due on sale" provision in the first mortgage, in which case the first mortgage will have a right to demand full payment of the first mortgage. Furthermore, a foreclosure by the holder of the senior mortgage could result in the sale of the mortgaged property without satisfaction in full of a Mezzanine Interest leaving any remaining mezzanine debt unsecured. In connection with acquiring any Mezzanine Interests, the Company will endeavor to obtain the consent of holders of superior mortgages to the Company's exercise of rights under its Mezzanine Interests, including the right to take control of the related real estate; however, there can be no assurance that the Company will achieve this objective.

    The Company may acquire Mezzanine Interests which are equity interests and accordingly not entitled to the rights and protections accorded to debt in a reorganization or bankruptcy context. While these equity interests are typically preferred equity interests, the rights of a holder of such preferred equity interests to distributions is subject to the payment from funds legally available for such payments after payments have been made to creditors. In addition, in certain instances such Mezzanine Interests will not be preferred equity interests and will generally have all of the risks which are entailed by the ownership of commercial real estate. While the Company expects to acquire those equity interests which have limited recourse to the Company, such as membership interests in a limited liability company or limited partnership interests in limited partnerships and limited liability partnerships, the Company may in certain instances acquire equity interests or general partnership interests which do not have limited recourse against the Company.

THE COMPANY'S INVESTMENTS MAY LACK CONTROL OVER SENIOR LOANS

    The Company's Subordinated Interests and Mezzanine Interests as well as any of the Company's Interim Loans which do not have a first lien position, will have no direct control over the decisions made by the holder of the first lien mortgage, including loan modifications, forebearers or restructurings. Accordingly, the first mortgagee could foreclose upon default and potentially wipe out some or all of the value of the Company's investment. Although the Company will endeavor to provide for protections against such loan modifications or restructuring by the real estate owners, there can be no assurance that such protections will prevent such modifications or restructuring.

    If Crown becomes the Special Servicer of the mortgage property securing any first lien mortgage related to a Subordinate Interest, the risks described above related to defaults in such first lien mortgage may be reduced, but will not be eliminated.

    When the Company acquires a Subordinated Interest, it will seek to obtain the right to designate the Special Servicer responsible for special servicing such loans (i.e., rights that permit the Special Servicer to make certain loss-minimizing decisions with respect to defaulted mortgages such as decisions with respect to the prosecution of foreclosure proceedings, the workout or modification of the loan provisions and the preservation of the value of the collateral generally, including property management and maintenance decisions) with respect to such loans. However, in certain instances, the Company may not be able to obtain special servicing rights to the underlying mortgage loans. In addition, the Special Servicer may be responsible to holders of the senior classes whose interests may not be the same as those of the holder of the Subordinated Interest. Accordingly, should the Company not be able to obtain special servicing rights, the Manager may not be designated as the Special Servicer for such mortgage loans and the underlying non-performing mortgage loans may not be special serviced in a manner that is most advantageous to the Company as the holder of the Subordinated Interest. In addition, because of the structure of the transaction, there may be tax, legal or other restrictions, and in certain instances material restrictions, that will not permit the Special Servicer to take actions or refrain from taking actions that are advantageous to the Company.

    The subordination of Subordinated Interests to more senior classes may adversely affect the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. Funds otherwise available to pay interest on Subordinated Interests are sometimes diverted to pay shortfalls or principal on senior classes in the event that certain subordination levels have not been maintained. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Sufficient funds to make up the shortfalls may never be collected. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

EFFECT OF DECLINE IN VALUE OF REAL ESTATE ASSETS

    An overall decline in the national, regional or local real estate market, a general decline in the economy, the general decline in the condition of a property or other factors could adversely affect the value of the property such that the outstanding balance of the mortgage loans, together with any senior liens on the property, equal or exceed the value of the property. A decline in the value of a property would affect the value of any Mezzanine Interests in the property or Subordinated Interest secured by such property before having any effect on the value of the related first mortgage, and could cause the Company's indirect interest in the property to be extinguished. If an overall decline in the real estate market or economy does occur, the actual rates of delinquencies, foreclosures and losses on the mortgage loans and Mezzanine Interests could be higher than those currently experienced in the mortgage lending industry in general. Also, adverse economic conditions (which may or may not affect real estate values) may affect the timely payment by borrowers of scheduled payments of principal and interest on loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to Targeted Investments. It would be difficult to sell an under-collateralized investment, and if the Company needed to do so, assuming it were even able to do so given its typically subordinated lien position, it is likely that such investment would be sold at a loss.

RISK OF HIGHER DEFAULT RATES FOR LOANS WITH BALLOON PAYMENTS

    Mortgage loans underlying Subordinated Interests, and other loans secured, directly or indirectly, by commercial real estate, often are "balloon loans", and most of the loans originated or acquired as Mezzanine Interests or Interim Loans will be either "balloon loans" or loans without any (or a significant amount of) amortization prior to maturity and, in the case of Interim Loans, maturity dates shorter than balloon loans for long-term financings. Balloon loans typically provide for the payment of the unamortized loan balance of such loan in a single payment at maturity. Such balloon loans typically provide for equal monthly payments, consisting of principal and interest, generally based on a 15 or 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan 7 to 15 years after origination. However, many loans included in Targeted Investments will have little or no required amortization. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Because borrowers under balloon loans are required to make substantial single payments upon maturity, the default risk associated with the balloon loans is greater than that associated with fully-amortizing mortgage loans. The ability to repay or refinance such a balloon loan at maturity will be dependent on the condition of the real estate market and the interest rate environment at that time. If there is a default, the lender, particularly if it holds a subordinate position, may find it necessary to give concessions to the borrower, including the extension of the maturity of the loan, in order to protect the lender's position.

GREATER RISK OF LOSS FROM LIMITED RECOURSE LOANS

    The Company anticipates that a substantial portion of the Interim Loans and Mezzanine Interests that it will acquire and of the mortgage loans underlying Subordinated Interests that the Company will acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the real estate securing a mortgage loan (the "Mortgaged Property") is located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant mortgage loan. As to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the Mortgaged Property securing that mortgage loan.

REAL PROPERTIES WITH ENVIRONMENTAL PROBLEMS MAY INCREASE COSTS AND MAY
  CREATE LIABILITY FOR THE COMPANY

    Operating costs and the value of real estate may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation and the cost of any required remediation or monitoring programs. Under various foreign, federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances in, on, under or originating from such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Other environmental, health and safety laws impose compliance obligations in connection with a wide range of activities. Therefore, an environmental liability could have a material adverse effect on the underlying value of the real estate, the Company's income and cash available for distribution to stockholders. In some circumstances, the Company could potentially be held directly liable for certain environmental, health and safety liabilities. It is not feasible for the Company to determine in advance of acquisition, the environmental liabilities associated with all properties placed in its portfolio of investments. See "Certain Legal Aspects of Mortgage Loans and Real estate Investments--Environmental Risks."

PREPAYMENT RISK

    The value of the Company's mortgage loans, and interests in mortgage loans, will be affected by prepayment rates, although mortgage loans secured by commercial real estate generally provide for prepayment penalties and lock-out periods that reduce this risk. No assurance can be made that prepayment penalties will actually deter prepayment. Similarly, the value of Subordinated Interests are affected substantially by prepayment rates on the mortgage loans underlying such securities. Prepayment rates on mortgage loans and Subordinated Interests are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage loans and Subordinated Interests generally increase. If general interest rates also decline, the amounts available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the mortgage loans and Subordinated Interests that were prepaid. Mortgage loans and Subordinated Interests may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both prepayment rates and interest rates will change the total return on mortgage loans and Subordinated Interests, which in turn will affect the amount available for distribution to the Company's stockholders. This volatility may be greater with certain Subordinated Interests that the Company intends to acquire. The value of adjustable rate mortgage loans and Subordinated Interests paying adjustable coupon rates, which the Company may acquire in the future, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate or prepayment rate scenarios, the Company may fail to recoup fully its cost of acquisition of such investments.

INTEREST RATE RISK

    The Company's operating results depend in part on the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets.

    After the initial "start-up" period, the Company intends to leverage its portfolio through borrowings, generally through the use of reverse repurchase agreements, bank credit facilities, warehouse lines of credit on pools of real estate and mortgage loans and other borrowings. The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

    There is no specified limitation on the Company's indebtedness. For these purposes "indebtedness" includes only full recourse debt of the Company, but not any debt issued in a securitization transaction or otherwise for which recourse is limited to a fixed pool of assets, and "equity" excludes any assets pledged to secure any such non-recourse debt. The Company's Articles of Incorporation and Bylaws contain no restrictions on the amount of indebtedness the Company can incur.

    Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leverage can reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets.

CONSEQUENCES AND COSTS OF HEDGING TRANSACTIONS

    The Company intends to enter into hedging transactions in an effort to protect its portfolio of Targeted Investments and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and classes of CMBS that are entitled to no (or only nominal) distributions of principal ("IOs"). There can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

    Hedging involves risk and typically involves costs, including transactions costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. See "Management's Discussion and Analysis of Liquidity and Capital Resources--Hedging."

    The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interests of the stockholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. The Company has not established specific policies as to the extent of the hedging transactions in which is will engage; however, the Independent Directors will be responsible for reviewing at their regular meetings the extent and effect of hedging activities. The amount of income the Company may earn from its hedging instruments is subject to substantial limitations under the REIT provisions of the Code. In particular, when the Company earns income under such instruments, it will seek advice from its tax counsel as to whether such income constitutes qualifying income for purposes of the 95% Gross Income Test and as to the proper characterization of such arrangements for purposes of the asset tests applicable to REITs under the Code. The "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from certain specified sources including rental income and gain from the disposition of real property, "qualified temporary investment income" ( I.E., income derived from "new capital" within one year of the receipt of such capital), dividends, interest and gains from the sale of stock or other securities (including certain interest rate swap or cap agreements, options, forward rate agreements and similar financial instruments entered into to reduce the interest rate risk with respect to debt incurred to acquire or carry qualifying real estate assets) not held for sale by the REIT in the ordinary course of business. See "United States Federal Income Tax Considerations--Taxation of the Company." This determination may result in the Manager electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable to maintain the Company's status as a REIT.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements, and, depending on the identity of the counterparty, applicable international requirements. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. The default of a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

TAX RISKS

    The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although the Company does not intend to request a ruling from the IRS as to its REIT status, the Company has received an opinion of its legal counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution and shareholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT.

    The Company must generally distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate-level income tax on the earnings that it distributes. The Company may elect to retain and pay income tax on net long-term capital gains that it recognizes during the tax year, and its stockholders would then include their proportionate share of any such undistributed long-term capital gain in their income and receive a refund or credit against their U.S. federal income tax liability for their share of the corresponding tax paid by the Company. See "United States Federal Income Tax Considerations--Taxation of the Company." In addition, the Company will be subject to (a) a 4% nondeductible excise tax on the amount, if any, by which certain distributions made by it with respect to any taxable year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years, and (b) a 100% tax on gains derived from the disposition of any asset held primarily for sale to customers in the ordinary course of business by the Company. See "United States Federal Income Tax Considerations-- Taxation of the Company."

REIT DISTRIBUTION REQUIREMENTS MAY LIMIT THE COMPANY'S OPERATIONS AND
  MAY CAUSE THE COMPANY TO BORROW FUNDS TO SATISFY SUCH REQUIREMENTS

    The Company must generally distribute (a) at least 95% of its net taxable income each year to qualify as a REIT and (b) at least (i) 85% of its net taxable income, (ii) 95% of its capital gain net income and (iii) 100% of its undistributed taxable income from prior years to avoid a 4% nondeductible excise tax. The Company intends to make distributions to its stockholders to comply with these distribution requirements and to avoid the 4% nondeductible excise tax on undistributed amounts. However, the Company's investments may give rise to differences in timing between the recognition of taxable income and the actual receipt of cash by the Company. For example, Subordinated Interests often generate original issue discount ("OID") for federal income tax purposes, which discount is generally equal to the difference between the obligation's issue price and its redemption price. Mezzanine Interests in the form of debt obligations may also generate OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and other debt obligations that are "market discount bonds" (i.e., obligations with an adjusted issue price that is greater than the Company's tax basis in such obligations at the time of purchase), although such proceeds often will be used to make non-deductible principal payments on related borrowings. The income generated by such instruments for federal income tax purposes will consist of amortization of the OID, the market discount and the coupon interest associated with the instruments. The Company will be required to recognize as income each year the portion of the OID and market discount that accrues during that year, which will increase the amount that the Company must distribute for that year in order to avoid a corporate-level income tax, notwithstanding that there may be no corresponding contemporaneous receipt of cash by the Company. Consequently, the Company's investment activities could cause the Company to borrow funds on a short-term basis or sell assets to meet the 95% distribution requirement and to avoid the 4% nondeductible excise tax. Moreover, the requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to (i) sell assets in adverse market conditions,
(ii) distribute amounts to shareholders that economically represent a return of capital, rather than a dividend (and such shareholders would be required to pay federal income tax on such deemed dividend distributions) or (iii) distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt.

    The Company, however, may invest in fee interests in underperforming real estate and debt obligations that are deemed to have premium for federal income tax purposes. Depreciation deductions and bond premium amortization associated with those investments may help offset the tax effects of the OID and market discount generated by the Company's other investments.

PHANTOM INCOME MAY RESULT IN ADDITIONAL TAX LIABILITY

    Certain of the Company's investments, particularly investments in Subordinated Interests, may cause the Company to recognize taxable income in excess of its cash receipts ("phantom income") and to experience an offsetting excess of cash receipts over its taxable income in subsequent tax years. As described above, distributions may be made by the Company in respect of such phantom income. As a result, stockholders of the Company may be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. This mismatch results primarily from the Company's inability to deduct credit losses on Subordinated Interests and other debt obligations that have OID until they occur, and from the annual distribution requirements applicable to REITs. Accordingly, if the Company recognizes phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis (i.e., before such income is realized by the stockholders in an economic sense). Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the

Company that would be less than the after tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder of the Company will decrease. See "United States Federal Income Tax Considerations."

OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES

    In order for the Company to maintain its qualification as a REIT, less than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving the Company's REIT qualification, the Company's Charter generally prohibits direct or indirect ownership of more than (i) 9.8% in value or in the number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, or (ii) 9.8% in value or in the number of shares, whichever is more restrictive, of the outstanding shares of any series of Preferred Stock (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock--Restrictions on Transfer" and "United States Federal Income Tax Considerations--Taxation of the Company."

PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts (each a "Benefit Plan") or (ii) the assets of a Benefit Plan. A "party in interest" or "disqualified person" with respect to a Benefit Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Benefit Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Benefit Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Benefit Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Benefit Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations."

PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL

    The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock of one or more series and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company Common Stock believed such change of control was in their best interest. See "Description of Capital Stock--Preferred Stock."

MARYLAND ANTI-TAKEOVER STATUTES MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES

    As a Maryland corporation, the Company is subject to various provisions of Maryland law, which impose certain restrictions and require certain procedures with respect to certain stock purchases and business combinations. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws--Business Combinations" and "--Control Share Acquisitions."

CERTAIN POLICIES MAY CHANGE WITHOUT STOCKHOLDER CONSENT

    The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the holders Common Stock. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Management's Discussion and Analysis of Liquidity and Capital Resources" and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE COMPANY

    The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Subordinated Interests, the Company intends, where appropriate, to obtain foreclosure rights, by having Crown obtain the special servicing, with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. If the Company does not obtain such rights, the related Subordinated Interests will not constitute Qualifying Interests (but the Company believes they would constitute other assets related to real estate) for the purpose of the Investment Company Act. As a result of obtaining such rights, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. If the Commission or its staff were to take a different position with respect to whether such Subordinated Interests constitute Qualified Interests, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

THE COMPANY'S RESPONSIBILITY TO INDEMNIFY THE MANAGER AND ITS OFFICERS AND
  DIRECTORS
  MAY RESULT IN LIABILITY FOR THE ACTIONS OF THE MANAGER AND OFFICERS AND DIRECTORS

    The Company will indemnify the Manager and its officers and directors, and the Investment Committee and its members, from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors, or the Investment Committee or one or more of its members, is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors, and the Investment Committee and its members, will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--Limits of Responsibility." In addition, the Company will indemnify, hold harmless and pay reasonable expenses in advance of final disposition of a proceeding to present or former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland Law. See "Management of the Company--Limits of Responsibility."

YEAR 2000 RISK

    The Company intends to implement a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures in the future to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP

    Prior to this offering, there has not been a public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the offering will not be lower than the price at which they are sold by the Underwriter. The Company intends to apply for listing of the Common Stock on a national exchange under the symbol " ". Listing on a national exchange does not ensure, however, that an active market will develop for the Company's Common Stock.

FUTURE OFFERINGS OF CAPITAL STOCK MAY RESULT IN DILUTION OF THE BOOK VALUE OR
  EARNINGS
  PER SHARE OF THE OUTSTANDING COMMON STOCK

    The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or preferred stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

                                USE OF PROCEEDS

    The net proceeds to the Company of the Offering are estimated to be $
million, (or $         million, if the Underwriters' over-allotment option is
exercised in full). The Company will receive an additional $20 million in net proceeds from the Private Placement.

    The Company intends to use $         of the net proceeds of the Offering and
the Private Placement to acquire the Initial Investments. The remaining net proceeds of the Offering and the Private Placement are expected to be used to acquire Targeted Investments, as they become available.

    Pending full investment in the desired mix of assets, the net proceeds of the Offering will be invested in short-term investments that are rated investment-grade. These investments are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments.

                                 CAPITALIZATION

    The capitalization of the Company, as of March 12, 1998, and as adjusted to reflect the sale of the shares of Common Stock offered hereby and in the Private Placement, is as follows:

                                                                                                                  AS
                                                                                           ACTUAL             ADJUSTED(1)
                                                                                       (IN THOUSANDS)       (IN THOUSANDS)
                                                                                     -------------------  -------------------
Common Stock, par value $.0001 per share;
  Authorized--500,000,000 shares
  Outstanding--100 shares, actual; 8,033,333 shares, as adjusted...................       $       0            $       1
Additional Paid-in Capital.........................................................               1
                                                                                                 --                   --
    Total..........................................................................       $       1            $
                                                                                                 --                   --
                                                                                                 --                   --

------------------------

(1) After deducting offering and organizational expenses estimated to be
    $         payable by the Company, and assuming no exercise of the
    Underwriters' over-allotment option to purchase up to an additional
    1,005,000 shares of Common Stock. Excludes       shares of Common Stock
    reserved for issuance under the Company's Option Plan and      (      if the
    Underwriters' over-allotment is fully exercised) shares of Common Stock issuable upon the exercise of options which will be granted to Crown, Conti and Harbert Management prior to the consummation of the Offering. See "Management of the Company--Stock Options," "Description of Capital Stock" and "Capitalization."

                              DISTRIBUTION POLICY

    In order to avoid corporate income taxation on its earnings, the Company must distribute to its stockholders an amount at least equal to (i) 95% of its annual ordinary taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "United States Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of the Company in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full calendar quarter following the completion of this offering.

    Subject to the distribution requirements referred to in the immediately preceding paragraph, the Company intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Targeted Investments. The Company may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of the Company's Board of Directors.

    It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of the Company, although a portion of such distributions may be designated by the Company as long-term capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by the Company, see "United States Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of U.S. Stockholders."

                                  THE MANAGER

CROWN

    The Company will be managed by Crown NorthCorp, Inc. ("Crown" or the "Manager"), a publicly traded financial services company. Crown's management is experienced in underwriting and managing high-risk real estate related assets on behalf of third parties. The day-to-day operations of the Company will be managed by Crown pursuant to the Management Agreement and subject to oversight by the Company's Board of Directors. Crown was formed in August 1994 through the combination of Crown Revenue Services, Inc. ("Crown Revenue") and NorthCorp Realty Advisors, Inc. ("NorthCorp"). Crown Revenue and NorthCorp were both formed in 1990. Crown is incorporated under the laws of the State of Delaware and is publicly traded over the counter.

    Crown's executive offices are located at 1251 Dublin Road, Columbus, Ohio 43215 and the telephone number of its executive offices is (614) 488-1169. Crown also has offices in Atlanta, Georgia; Dallas, Texas; McLean, Virginia; Copenhagen, Denmark; and London, England. As of March 1, 1998, Crown had 60 full-time employees.

BUSINESS OVERVIEW

    Since its inception, Crown has derived its revenues primarily from contracts to provide financial services to third parties. The services Crown has provided under these contracts have included the management and disposition of real estate and loan assets, the servicing of individual loans and loan portfolios, the management of tax-exempt bond financings, receivership administration, due diligence reviews, underwriting and the management of various corporate and partnership interests. The fees Crown receives are primarily comprised of ongoing management fees, disposition fees associated with transactions and incentive fees based on the overall performance of a contract or pool.

    Since 1990, the Manager has managed and/or sold real estate and other assets located throughout the United States with a combined Gross Contract Value of over $6.3 billion. As of December 31, 1997 Crown managed over $1 billion in Gross Contract Value, which represents 279 real estate related assets. The portfolio consisted of 197 performing loans, 37 non-performing loans and 45 real estate owned properties. The portfolio is secured by a variety of asset types including office, multifamily, hospitality, retail and raw land located throughout the United States.

    In Europe, Crown is a partner in a joint venture performing due diligence, asset management, financial and advisory services for an entity which has acquired a substantial portfolio of assets from the Swedish government. Crown intends to continue to pursue strategic acquisitions both to broaden Crown's revenue base and to enter new businesses or markets.

    Crown intends to continue to build its commercial mortgage loan origination capacity by pursuing acquisitions and through internal growth. In July 1997, Crown became a Correspondent in Conti's commercial mortgage conduit program. Pursuant to the conduit program, Conti has agreed to purchase qualifying permanent multifamily and commercial mortgage loans which Crown originates in accordance with the terms and provisions of the program agreement, the guidelines of the program and the master mortgage loan purchase and servicing agreement.

    For the nine months ended September 30, 1997 and year ended December 31, 1996, Crown had net losses of $1.3 million and $3.3 million on revenue of $7.4 million and $10.6 million, respectively. In addition, total stockholders' equity was $2.5 million as of September 30, 1997 and $2.7 million as of December 31, 1996. Since March 1997, an affiliate of Harbert Management has purchased $5 million of Crown's common and preferred stock. In March 1998, an affiliate of Conti purchased $2 million of Crown's preferred stock. Crown believes that its strategic relationships with Harbert Management and Conti will enable Crown to reposition its business lines to expand both its historic core businesses, such as asset management and loan servicing, as well as newer, related business lines, such as loan origination, securitization and management of the Company.

SPECIAL SERVICING CAPABILITY

    A key element of the Company's investment strategy is to employ the Manager's due diligence experience and special servicing capability to evaluate and service high-yield real estate lending and investment opportunities. The Manager has an experienced management team, automated processing systems and superior asset management capabilities designed to monitor and manage high-risk real estate assets on behalf of third parties. The Manager's top ten senior managers have an average of 20 years of experience in commercial real estate and have been with the Manager for an average of approximately five years. The Manager holds an "Above Average" rating from S&P and Fitch as a Special Servicer, the second highest rating available from each. The Manager is one of only 11 firms that have disclosed "Above Average" or better rankings as special servicers/asset managers by both S&P and Fitch. The Company believes that Crown's rated special servicing capability will help the Manager preserve the value of the Company's assets. For biographical information on the Manager's personnel, see "Management of the Company--The Manager's Personnel."

THE MANAGEMENT AGREEMENT

    The Company will enter into the Management Agreement with the Manager for an initial term expiring on the second anniversary of the Closing Date (the "Initial Term"). Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after the Initial Term upon 90 days written notice to the Manager or by a vote of the holders of a majority of the outstanding shares of Common Stock; provided that a termination fee, equal to the sum of the Base Management Fee and Incentive Fee earned during the twenty-four months preceding such termination, will be due. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee. After the Initial Term, the Management Agreement may be terminated by the Manager upon at least 180 days written notice to the Company.

    The Manager at all times will be subject to monitoring and supervision by the Company's Board of Directors. The Manager will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

    (ii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

   (iii) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (v) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

    (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

   (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

  (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

    (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

    (x) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines; (xi) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company;

   (xii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations thereunder;

  (xiii) arranging financing;

   (xiv) using all reasonable efforts to cause the Company to comply with all applicable laws and make all required securities law filings;

   (xv) qualifying and causing the Company to qualify to do business in all applicable jurisdictions; and

   (xvi) causing the Company to retain qualified accountants, tax experts and other professionals to assist in developing appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews.

    PORTFOLIO MANAGEMENT. The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company. The Manager has entered into submanagement agreements with each of Conti and Harbert Management.

    MONITORING SERVICES. The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of special servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating special servicing agreements; serving as the Company's consultant with respect to the special servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is Special Servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

MANAGEMENT FEES

    The Manager will receive an annual base management fee, payable monthly, equal to 1.5% per annum of the Average Stockholders' Equity for such period (the "Base Management Fee"). The term "Average Stockholders' Equity" for any period means stockholders' equity, calculated in accordance with GAAP excluding any mark-to-market adjustments of the investment portfolio. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby.

    The Manager also will be entitled to receive a quarterly incentive fee in an amount equal to (i) 25% of the Adjusted Net Income of the Company for the preceding four fiscal quarters, in excess of the amount that would produce an annualized Return on Average Stockholders' Equity for the previous four fiscal quarters equal to the Ten-Year U.S. Treasury Rate plus 2.5%, (ii) divided by four (the "Incentive Fee"). In each of the first three fiscal quarters after the closing of the Offering, the Incentive Fee shall be calculated based on the number of full fiscal quarters which have elapsed since the closing of the Offering. The term "Return on Average Stockholders' Equity" is calculated for any quarter by dividing the Company's Adjusted Net Income for the quarter by its Average Stockholders' Equity for the quarter. For such calculations, the "Adjusted Net Income" of the Company means the taxable income of the Company within the meaning of the Code less any unrealized capital depreciation with respect to any assets of the Company for which market quotations are readily available, but before the Incentive Fee and before deduction of dividends paid. The Incentive Fee payments to the Manager will be computed before any income distributions are made to stockholders. As used in calculating the Manager's fee, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, published by any Federal Reserve Bank or agency or department of the federal government selected by the Company. The Ten-Year U.S. Treasury Rate is a commonly used index for calculating management fees of REITs similar to the Company and is the benchmark interest rate typically used in pricing CMBS.

    The Incentive Fee payable to the Manager may create an incentive for the Sponsors, including the Manager, to recommend investments to the Company which generate phantom income or with greater income potential which are risky or speculative. See "Risk Factors--Conflicts of Interest Between the Company and the Sponsors. The Board of Directors, with the approval of a majority of Independent Directors, is authorized to change the rate at which fees are payable to the Manager from time to time. The Manager will be reimbursed for out-of-pocket expenses paid to third parties on behalf of the Company.

    The ability of the Company to generate Adjusted Net Income in excess of the Ten-Year U.S. Treasury Rate plus 2.5%, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

    In addition, to the extent that the Manager performs special servicing or servicing of assets for the Company that outside consultants or other service providers otherwise would perform, the Manager will be paid a fee (the "Special Servicing Fee") and reimbursed for its out-of-pocket costs paid to third parties. See "--The Management Agreement."

    The Manager has entered into submanagement agreements with each of Conti and Harbert Management pursuant to which each have a right to receive 25.5% of the Base Management Fee (after deduction therefrom for the reasonable and necessary costs and expenses of the Manager's performance pursuant to the Management Agreement), Incentive Fee and termination fee from the Manager for certain services provided by Conti and Harbert Management to the Manager.

    EXPENSES. The Company does not expect to maintain an office or to employ full-time personnel. Instead it expects to rely on the facilities and resources of the Manager to conduct its operations, and it will be required to reimburse the Manager for out-of-pocket expenses the Manager incurs on behalf of the Company. Such expense reimbursements will be made monthly.

    PAYMENT OF FEES AND EXPENSES. The management fees are payable in arrears. The Manager's base fee will be calculated by the Manager and paid by the Company along with reimbursable expenses as promptly as practicable after the month-end. The Manager's incentive fees will be calculated by the Manager within 45 days after the end of each quarter, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 60 days after the end of each fiscal quarter.

LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers, and the Investment Committee and its members, will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers, and the Investment Committee and its members, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including rendering advice to others purchasing assets that meet the Company's policies and criteria; provided however, the Management Agreement will prohibit the Manager from forming or sponsoring any other entity that invests primarily in Targeted Investments. In addition, the Manager and each of the other Sponsors have agreed pursuant to the Alignment of Interest Agreement that Interim Loans, Subordinated Interests, Mezzanine Interests and certain other Targeted Investments that are made available to such Sponsor shall be offered or referred to the Company before such opportunities are pursued by the Sponsor for itself or referred by the Sponsor to a third party. See "Risk Factors--Conflicts of Interest between the Company and the Sponsors" and "Certain Relationships, Related Party Transactions and Conflicts of Interest."

CROWN STOCKHOLDERS' AGREEMENT

    Certain affiliates of the Sponsors who own 58.5% of the capital stock of Crown (on a fully diluted basis excluding the warrant held by the Company) will agree to vote their Crown voting shares in favor of a merger with the Company if, under specified conditions, the Company's Independent Directors propose such a merger. These Sponsor affiliates will also grant the Company a right of first refusal with respect to the purchase of their shares of Crown capital stock. See "Crown Stockholders' Agreement."

                                  THE SPONSORS

    As a result of the combination of its Sponsors' capabilities, the Company believes it is well-positioned to invest in high-risk real estate related assets while mitigating risks associated with such investments.

CROWN

    For information regarding Crown see "The Manager--Business Overview."

CONTI

    Conti, a wholly-owned subsidiary of ContiFinancial, is a Delaware limited liability company. The principal executive offices of Conti are located at 277 Park Avenue, New York, New York 10172 and its telephone number is (212) 207-2800.

    Conti's commercial mortgage conduit program was established in 1993 to take advantage of market demands for the financing of mortgage loans secured by a broad range of commercial properties, including nursing homes and other health-care related facilities, multifamily dwellings, retail buildings, self-storage facilities, office or industrial buildings, hospitality facilities, and mobile home parks. Conti provides financing and securitization services to commercial mortgage banking firms with which Conti has entered into loan purchase agreements ("Correspondents"). Conti's 23 Correspondents have an aggregate of 60 loan origination offices located across the United States. In addition, Conti holds, or has the right to obtain, an equity interest in seven of these Correspondents.

    Loans financed by Conti through its conduit program are generally first lien mortgage loans with maturities of at least five years, range in size from $0.5 million to $40 million, and are structured for near-term securitization.

    Since 1993, Conti has financed over 870 mortgage loans, secured by over 900 commercial or multifamily properties located in 47 states and the province of Ontario, for a total loan balance of approximately $2.6 billion.

    As of December 31, 1997, Conti and its affiliates had financed mortgaged loans secured by the following property types:

                                                                                      AMOUNT
PROPERTY TYPE                                                                      (IN MILLIONS)
---------------------------------------------------------------------------------  -------------
Nursing homes....................................................................    $     602
Multifamily......................................................................          511
Retail...........................................................................          419
Self-storage.....................................................................          398
Office/Industrial................................................................          262
Hospitality......................................................................          161
Mobile home parks................................................................          117
Other commercial.................................................................           88
                                                                                        ------
            Total................................................................    $   2,558
                                                                                        ------
                                                                                        ------

    Conti's conduit program has enabled it to periodically access the capital markets by contributing large pools of mortgage loans for securitization. Since November 1995, Conti and its affiliates have contributed 462 loans with a total principal balance of $1.3 billion to six CMBS transactions which had a combined cut-off balance of $3.6 billion.

    Conti's conduit program does not provide for the financing of Interim Loans or Mezzanine Interests. Concurrent with the Offering, Conti will grant the Company a right of first offer to purchase Targeted Investments owned by Conti or referred to Conti by its Correspondents including Subordinated Interests, in accordance with the Alignment of Interest Agreement.

HARBERT MANAGEMENT

    Harbert Management is a privately held diversified investment management company based in Birmingham, Alabama whose affiliate, Harbert Corporation, has been in operation since 1947. Harbert Management and its affiliates and subsidiaries manage a wide variety of investments including assets of the Harbert family and institutional clients. These assets include real estate, timber, securities, private equity investments and power generation assets.

    Harbert Management's executive officers are located at One Riverchase Parkway South, Birmingham, Alabama 35244, and the telephone number of its executive offices is (205) 987-5500. Harbert Management, because of its focus on direct investment in real estate rather than origination and servicing of mortgage loans, provides the Company experience which complements the skills of the other Sponsors. Harbert Management and its affiliates have extensive experience in real estate investment financing, development and asset management gained through the investment and management of Harbert Management and its affiliates' real estate assets and those of pension funds. Currently, Harbert Management and its affiliates own or manage in excess of 2.5 million square feet of commercial real estate in the southeastern United States. In addition, Harbert Management's subsidiaries have a controlling interest in approximately 1,700 multifamily units. As a result of its activities, Harbert Management and its affiliates are continuously engaged in the evaluation, acquisition, financing, managing and disposition of commercial real estate assets, and the Company believes that Harbert Management is well positioned to help evaluate the investment merits of the real estate underlying Targeted Investments.

ALIGNMENT OF COMPANY AND SPONSOR INTERESTS

    The Sponsors are taking the following actions intended to align the interests of the Company with those of the Sponsors and intended to mitigate any conflicts of interest among such parties.

    - Certain affiliates of the Sponsors are investing an aggregate of $20 million in the Company at the initial public offering price to purchase 16.7% of the outstanding Common Stock of the Company.

    - Each Sponsor will grant a right of first offer to the Company to purchase Interim Loans, Subordinated Interests, Mezzanine Loans and certain other Targeted Investments that are made available to such Sponsor before the Sponsor pursues such opportunities itself or refers such opportunities to third parties in accordance with the Alignment of Interest Agreement.

    - The Company will be issued a five-year warrant to purchase two million shares of Crown common stock (approximately 10% of Crown's capital stock on a fully-diluted basis) at an exercise price of $2.50 per share.

    - Certain affiliates of the Sponsors who own 58.5% of the capital stock of Crown on a fully diluted basis (excluding the warrant held by the Company) will agree to vote their shares in favor of a merger with the Company if, under specified conditions, the Company's Independent Directors propose such a merger. These Sponsor affiliates will also grant the Company a right of first refusal with respect to the sale of their shares of Crown capital stock.

                                  THE COMPANY

    Strategic Realty Capital Corp. (the "Company") was incorporated in the State of Maryland on March 12, 1998 and will elect to be taxed as a REIT under the Code. The Company's executive offices are located at 1251 Dublin Road, Columbus, Ohio 43215. The Company's telephone number is (614) 488-1169.

    The Company initially does not expect to have any employees other than officers, each of whom will be full-time employees of the Manager, whose duties will include performing administrative activities for the Company. The Company uses the offices and administrative resources (including proprietary systems, computer hardware and software and databases) of the Manager.

    There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

    The following tables set forth certain information about the directors and executive officers of the Company.

NAME                                                       AGE                    POSITION WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------
Raymond J. Harbert...................................          39   Chairman of the Board
Ronald E. Roark......................................          47   Vice Chairman of the Board
Harold E. Cooke......................................          47   President, Chief Executive Officer and Director
Ray L. Druseikis.....................................          46   Chief Financial Officer and Treasurer
William R. Stanley...................................          44   Chief Investment Officer and Vice President
Scott M. Mannes......................................          39   Director
              .......................................               Independent Director
              .......................................               Independent Director
              .......................................               Independent Director
              .......................................               Independent Director
              .......................................               Independent Director

    The Bylaws of the Company provide that the Board of Directors shall have not less than three or more than nine members, as determined from time to time by the Board of Directors. As soon as practicable following the closing of the Offering, the Board of Directors will have nine members consisting of four directors affiliated with the Sponsors and five Independent Directors. The term "Independent Directors" refers to those directors that are not affiliated, directly or indirectly, with any of the Sponsors or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of any of the Sponsors or any of their Affiliates. All directors will be elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualified. All agreements between the Company and any of the Sponsors, including the Management Agreement and the Alignment of Interest Agreement, and any amendments, modifications of extensions thereof, will be approved by the Company's Independent Directors. In addition, the Guidelines will be approved by the Independent Directors, and will be reviewed by the Independent Directors on a quarterly basis.

    RAYMOND J. HARBERT, Chairman of the Board, also serves as Chairman of the Board, President, and Chief Executive Officer of Harbert Management. Mr. Harbert is also Chairman of the Board of The Harbinger Group, Inc. and The Segue Group, Inc., which are subsidiaries of Harbert Management that own registered investment advisors under the Investment Advisors Act of 1940. Mr. Harbert is also a Director of Crown.

    Since 1990, Mr. Harbert has served as President and Chief Executive Officer of Harbert Corporation where he has been responsible for setting the strategic investment goals and guidelines for that organization. Mr. Harbert began his career with Harbert Corporation in its construction subsidiary, Harbert International, Inc., where he held a number of different management positions. Subsequently, Mr. Harbert served as Vice President of Development, and then as President and Chief Executive Officer of Harbert Properties Corporation, Harbert Corporation's real estate holding company. In 1987, Mr. Harbert was elected Vice President of Harbert Corporation, where his responsibilities included overseeing subsidiary operations, managing corporate mergers and acquisitions, and reviewing and making real estate, public and private equity capital placement. Mr. Harbert received a B.S. from Auburn University.

    RONALD E. ROARK, Vice Chairman of Board, has served as Chairman of the Board and Chief Executive Officer of Crown since 1994. Mr. Roark is involved in establishing and directing Crown's strategic plan and identifying and developing new business opportunities for Crown. Mr. Roark has over 23 years of experience in real estate and financial services, and has extensive experience negotiating and restructuring complex real estate assets and transactions, particularly on behalf of governmental agencies. Mr. Roark received a B.S. from Drake University and now serves on its Board of Trustees.

    HAROLD E. COOKE, President, Chief Executive Officer and Director, has served as President and Chief Operating Officer of Crown since April 1997. Prior to joining Crown, Mr. Cooke was a Senior Vice President of the Real Estate Finance Group for Donaldson, Lufkin & Jenrette ("DLJ"), a position he held from January 1995 to April 1997. Prior to joining DLJ in 1995, Mr. Cooke was employed by Credit Suisse First Boston ("CSFB") where from March 1980 to December 1994 he served in various positions including Chief Executive Officer and Director of Commercial Mortgage Corporation, Vice President of the Mortgage Finance Department and Director of Public Finance. Mr. Cooke received a B.A. from S.U.N.Y. Binghamton, a M. Phil. from Yale University and a J.D. from Harvard Law School.

    RAY L. DRUSEIKIS, Chief Financial Officer and Treasurer, has served as Controller and Chief Accounting Officer of Crown since January 1997. From January 1988 until joining Crown in January 1997, Mr. Druseikis served as Vice President and Chief Accounting Officer of Red Roof Inns, Inc., a national economy lodging chain. At Red Roof Inns, Inc., Mr. Druseikis was responsible for managing financial systems, SEC reporting, budgeting and cash management treasury functions. Mr. Druseikis received a B.S. from the Ohio State University and is a certified public accountant.

    WILLIAM R. STANLEY, Vice President and Chief Investment Officer, has served as Senior Vice President-Director of Portfolio Operations of Crown since 1996. Mr. Stanley is responsible for supervising all asset management services provided by Crown. Prior to establishing Crown's Atlanta office in 1991, Mr. Stanley worked in the Division of Liquidation at the FDIC where he managed the liquidation of a portfolio of non-performing commercial and single-family mortgage loans, and previously headed the Asset Financing Department in the Eastern Regional Office of the Federal Savings and Loan Insurance Corporation. Mr. Stanley received a B.A. from Arkansas College.

    SCOTT M. MANNES, Director, also serves as Executive Vice President of ContiFinancial and Co-President of ContiFinancial Services Corporation, a wholly-owned subsidiary of ContiFinancial. Mr. Mannes is also a Director of Crown, Chairman of the Board of California Lending Group, Inc. and Director of ZTS Corp. At ContiFinancial, Mr. Mannes manages a group of professionals in New York responsible for the securitization of commercial and consumer assets including home equity loans, commercial real estate loans and other consumer receivables. Mr. Mannes is also responsible for overseeing Conti's commercial mortgage loan activities and many of ContiFinancial's strategic investments in home equity and commercial real estate specialty finance companies. Prior to joining ContiFinancial in 1990, Mr. Mannes worked in the Structured Finance Group at Financial Guaranty Insurance Company where he structured the first guaranteed home equity loan securitization and helped to develop the market for guaranteed home equity loan securitization. Mr. Mannes received a B.A. and M.P.A. from S.U.N.Y. Albany.

    All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees and will have the officers described above, it currently does not have salaried employees and does not expect to have salaried employees as long as the Management Agreement is in effect. The Company will pay an annual director's fee to each Independent Director equal to $20,000, with no additional fee to be paid for the first four meetings of the Board of Directors. This annual fee will be paid at the beginning of each year in shares of the Company's Common Stock with a value on the date of payment equal to said amount. Each Independent Director will be paid a fee of $1,000 in cash for each additional meeting of the Board of Directors attended in person by such Independent Director. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. Affiliated directors, however, will not be separately compensated by the Company.

THE MANAGER'S PERSONNEL

    The following persons, each of whom is an officer and/or director of the Company and an officer and/ or director of Crown, will perform key supervisory functions on behalf of the Manager and will devote substantial efforts to the management and operations of the Company.

NAME                                                       AGE                    POSITION HELD WITH CROWN
-----------------------------------------------------      ---      -----------------------------------------------------
Ronald E. Roark......................................          47   Chairman of the Board and Chief Executive Officer
Harold E. Cooke......................................          47   President and Chief Operating Officer
William R. Stanley...................................          44   Senior Vice President-Director of Portfolio
                                                                    Operations

    For biographies of these individuals see "-- Directors and Executive Officers."

    In addition, the following persons, who are not officers of the Company, will devote substantial efforts to the management and operation of the Company.

NAME                                                       AGE                    POSITION HELD WITH CROWN
-----------------------------------------------------      ---      -----------------------------------------------------
Jerry W. Lloyd.......................................          43   Portfolio Manager/Senior Asset Manager
James C. Rickard.....................................          57   Senior Asset Manager/Chief Underwriter
Maren R. Steinberg...................................          36   Asset Manager

    JERRY W. LLOYD has served as Portfolio Manager/Senior Asset Manager at Crown since 1992. Mr. Lloyd is responsible for managing the overall performance of portfolios for private clients and implementing strategies which maximize portfolio recovery. Currently, Mr. Lloyd manages, on behalf of third party clients, an aggregate portfolio of $240 million which includes portfolios of performing and non-performing loans and a portfolio of assets that were originally financed through tax-exempt bonds. The tax-exempt bond portfolio is secured by commercial and multifamily real estate properties and the individual assets are secured by irrevocable letters of credit issued by failed California savings and loan associations, now owned by the FDIC. Mr. Lloyd has also coordinated the management and disposition of 700 performing and non-performing loans primarily secured by real estate with an aggregate book value of $310 million. Mr. Lloyd received his B.S. from Georgia Southwestern College.

    JAMES C. RICKARD has served as Senior Asset Manager/Chief Underwriter for Crown in Atlanta, Georgia since May 1994. Mr. Rickard is responsible for analysis and underwriting of loan product for Crown's conduit lending operation. In addition, as a Senior Asset Manager, he continues to manage the disposition of a portfolio of loan and real estate assets through restructure, securitization or sale. He is responsible for the development of business plans with effective methodology for value enhancement and maximizing recovery potential. Mr. Rickard coordinates legal activity, supervises property managers and negotiates resolutions to asset problems within plan parameters. Prior to joining Crown in May 1994, he was a Senior Asset Manager with Lennar Partners.

    MAREN R. STEINBERG has served as Asset Manager for Crown in McLean, Virginia since October 1996. Ms. Steinberg has been responsible for cash management and investments for portfolios and co-investment transactions totaling over $400 million. Her responsibilities include management of all portfolio and corporate accounting, tax and audit procedures, operations, financial analysis and strategy for investment pro formas and for investor relations and reporting. She provides oversight and management of due diligence for new business opportunities, as well as sourcing and tracking. Ms. Steinberg has primary responsibility for transition of land and other asset portfolios from bid to closing and through operations. Ms. Steinberg received a B.S. from the University of Maryland and an M.B.A. from The George Washington University.

    Officers, directors and other personnel of the Manager have significant experience in CMBS investment, mortgage finance and commercial real estate.

THE GUIDELINES

    The Company will adopt Guidelines which shall set forth qualitative and quantitative parameters for the Company's investments. The Independent Directors will approve the Guidelines.

INVESTMENT COMMITTEE

    Crown has established a six member Investment Committee which will approve the acquisition or disposition of Targeted Investments or recommendations to be made from time to time by the Manager to the Company's Board of Directors. Crown's management of the Company shall at all times be subject to the monitoring and supervision of the Company's Board of Directors. Each Sponsor will appoint two representatives to the Investment Committee. No Sponsor representatives will participate in any decision to acquire an investment in which the related Sponsor has an economic interest. See "Management of the Company--Investment Approval Authority." The Investment Committee will also be responsible for recommending Guidelines to the Independent Directors of the Company with respect to the selection of investment opportunities.

    The following persons will be the initial members of the Investment
Committee:

NAME                                                       AGE            POSITION HELD WITH SPONSOR OR AFFILIATES
-----------------------------------------------------      ---      -----------------------------------------------------
Harold E. Cooke......................................          47   President and Chief Operating Officer of Crown
William R. Stanley...................................          44   Senior Vice President -- Director of Portfolio
                                                                    Operations of Crown
Steven B. Wendel.....................................          35   Director of ContiFinancial Services Corporation
Amy G. Hull..........................................          30   Assistant Vice President of ContiFinancial Services
                                                                    Corporation
Raymond J. Harbert...................................          39   Chairman of the Board, President and Chief Executive
                                                                    Officer of Harbert Management
Michael P. White.....................................          41   President and Chief Operating Officer of the
                                                                    Harbinger Group, Inc.

    STEVEN B. WENDEL is a Director of ContiFinancial Services Corporation, a wholly-owned subsidiary of ContiFinancial. Mr. Wendel oversees Conti's commercial mortgage conduit program and is responsible for the origination, warehousing and securitization of commercial mortgage loans as well as the management of Conti's network of 23 Correspondents which have originated over $2.6 billion of loans since 1993. Mr. Wendel manages a staff of 20 commercial real estate professionals in New York and Chicago. Prior to joining ContiFinancial in 1992, Mr. Wendel worked in the Structured Finance Group at Coopers & Lybrand where he performed due diligence in connection with numerous residential and commercial mortgage securitization transactions. Mr. Wendel received a B.A. from the University of Pennsylvania and an M.B.A. from New York University.

    AMY G. HULL is an Assistant Vice President of ContiFinancial Services Corporation, a wholly-owned subsidiary of ContiFinancial. Ms. Hull serves as a relationship manager for Conti's commercial mortgage correspondent program and is responsible for the origination of commercial mortgage loans, the management of seven Correspondent relationships and new business development. Prior to joining ContiFinancial in 1996, Ms. Hull was Vice President of J.P. Morgan Securities Inc. where she was responsible for the development of the commercial mortgage conduit program including marketing to potential correspondents, negotiation of program documents, evaluation of servicers, development of underwriting and closing guidelines as well as serving as rating agency liaison for CMBS transactions. Prior to joining J.P. Morgan in 1994, Ms. Hull served as a primary debt rating analyst for CMBS transactions, REITs and homebuilders from 1992 to 1994 and as a commercial lending officer at The First National Bank of Chicago from 1990 to 1992. Ms. Hull received a B.A. and M.B.A. from Washington University in St. Louis.

    MICHAEL P. WHITE is President of the Harbinger Group, Inc. ("Harbinger"), an affiliate of Harbert Management, a position he has held since August 1997. Mr. White has been Chief Operating Officer of Harbinger since November 1993 and he has held various positions with affiliates of Harbert Management for over ten years. Mr. White is involved in Harbinger's strategic planning and is responsible for the overall management of the company. These responsibilities include coordinating the acquisition, financing and disposition activity of a $160 million office and multi-family portfolio, investment advisory services on a $150 million mall and other real estate-related activity. He also plays a significant role in the company's new business development and capital formation efforts. Mr. White has over 12 years of experience in real estate and corporate finance, acquisitions and dispositions and strategic planning. Mr. White received a B.S. from the University of Florida.

    For biographies of Harold E. Cooke, William R. Stanley and Raymond J. Harbert see "--Directors and Executive Officers."

INVESTMENT APPROVAL AUTHORITY

    The approval of a majority of the members of the Investment Committee (excluding any representatives of a Sponsor which has an economic interest in the transaction) will be required for the acquisition or the disposition by the Company of any investments. Unless the Board of Directors of the Company otherwise determines, investments which have been approved by the Investment Committee and which fall within the provisions of the Guidelines approved by the Company's Independent Directors may generally be acquired by the Company without further review, even if such investment is being acquired directly from a Sponsor.

    The acquisition of the following investments will be subject to the approval of a majority of the Board of Directors: (i) investments which fall outside the provisions of the Guidelines, and (ii) investments representing more than 10% of the Company's assets at the time the investment is proposed. In addition to the foregoing, the acquisition of any investments meeting the characteristics set forth in (i) or (ii) above in which a Sponsor has an economic interest must also be approved by a majority of the Independent Directors. The foregoing policies are subject to change by the Company's Board of Directors. See "Risk Factors--Certain Policies May Change Without Stockholder Consent".

    The Guidelines will be reviewed and approved by the Independent Directors on a quarterly basis. The acquisition of investments in which a Sponsor has an economic interest prior to the adoption of Guidelines will require either the approval of a majority of the Independent Directors or the receipt by the Company of a fairness opinion from a nationally recognized source. Any determination reached by the Investment Committee can be reversed by the Company's Board of Directors.

STOCK OPTIONS

    The Company intends to adopt a stock option plan (the "1998 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, and non-qualified stock options, stock appreciation rights and dividend equivalent rights. ISOs may be granted to the officers and key employees of the Company, if any. Nonqualified stock options may be granted to the Sponsors, directors, officers, any key employees of the Company and to the directors, officers and key employees of the Sponsors. The exercise price for any qualified option granted under the 1998 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. The 1998 Stock Option Plan authorizes the grant of options to purchase up
to   shares of the Company's Common Stock (10% of the Company's Common Stock as
of
the date of the closing of the Offering). The purpose of the 1998 Stock Option Plan would be to provide a means of performance-based compensation to the Sponsors in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company.

    Excluding the initial stock option grants discussed below, option grants
shall be limited annually to the purchase of the lesser of   % of the
outstanding shares of Common Stock or   shares. Unless previously terminated by
the Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

    Prior to the closing of the Offering, the Company will grant Crown, Conti and Harbert Management options under the 1998 Stock Option Plan at an exercise price per share equal to the initial public offering price of the Common Stock. If the options granted to the Sponsors could be exercised immediately, they
would represent an aggregate   of shares of Common Stock outstanding after the
closing of the Offering.

    The 1998 Stock Option Plan will be administered by a committee of the Board of Directors comprised entirely of Independent Directors (the "Compensation Committee") options granted under the 1998 Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased.

    Under current law, ISOs may not be granted to any director or officer of the Company who is not also a full-time employee or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the 1998 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock of the Company.

    Each option must terminate no more than ten years from the date it is granted.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

GENERAL

    The Company was organized in March 1998 and has no operating history and will commence operations only if it receives the net proceeds of the Offering and the Private Placement. The Company's day-to-day operations will be managed by the Manager, subject to the supervision of the Board of Directors. The Manager has no prior experience in managing a REIT.

    The Company intends to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and borrowing and hedging costs. The Company's results of operations will be affected by various factors, many of which are beyond the control of the Company, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and other economic conditions.

    The Company has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing at least 95% of its taxable income annually, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions.

    The Company may experience high volatility in net interest income from quarter to quarter and year to year, primarily as a result of fluctuations in interest rates, borrowing costs, reinvestment opportunities and prepayment rates. Because changes in interest rates may significantly affect the Company's activities, the operating results of the Company will depend, in large part, upon the ability of the Company to manage its interest rate, prepayment and credit risks effectively while maintaining its status as a REIT.

INITIAL INVESTMENTS

    The Company has identified $         million of Targeted Investments in
which it intends to invest a portion of the net proceeds of the Offering upon or soon after the closing of the Offering. The Independent Directors will approve the Company's acquisition of the Initial Investments.

LEVERAGE

    The Company will finance its assets with the net proceeds of the Offering and with borrowings, and the Company expects that, in general, it will employ significant leverage consistent with the type of assets acquired and the desired level of risk in various investment environments. The Company will leverage itself primarily with reverse repurchase agreements, securitizations of its portfolio and secured loans. The Company may also issue preferred stock as a source of longer term capital to finance asset growth. There is no specified limitation on the amount of indebtedness the Company may incur.

HEDGING

    To the extent consistent with its REIT election, the Company intends to enter into hedging transactions to protect its portfolio of Targeted Investments and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments.

LIQUIDITY AND CAPITAL RESOURCES

    The Company believes that the net proceeds of the Offering and the Private Placement, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements through such time as the net proceeds of the Offering and the Private Placement have been fully invested in Targeted Investments. See "Use of Proceeds."

    Since the Company is newly-formed and will commence operations only upon the closing of the Offering and Private Placement, it has not yet established any lines of credit or collateralized financing facilities. Based on preliminary discussions, the Company expects to enter into an agreement with a major commercial bank upon or before the closing of the Offering establishing a $150 million line of credit which will be used to warehouse Targeted Investments which have been originated or purchased by the Company. The Company expects that this line of credit will have an initial term of one year.

INFLATION

    Virtually all of the Company's assets and liabilities will be financial in nature. As a result, interest rates are expected to influence the Company's performance more directly than inflation. While changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates, interest rates ordinarily increase during periods of high or increasing inflation and decrease during periods of low or declining inflation. Accordingly, the Company believes that the Company's financial condition and results of operations will be influenced by inflation to the extent interest rates are affected by inflation.

CERTAIN ACCOUNTING POLICIES AND PROCEDURES

    CMBS ACCOUNTING TREATMENT. Because a portion of the Company's CMBS will be classified for accounting purposes as "available for sale," unrealized fluctuations in market values of such CMBS will affect the balance sheet, but not the income statement, of the Company. As a result of this treatment, the book value and book value per share of the Company are likely to fluctuate more than if the Company used amortized cost accounting.

    MORTGAGE LOAN ACCOUNTING TREATMENT. Substantially all of the Company's mortgage loans will be classified for accounting purposes as "held for long-term investment," and accordingly, the Company will use amortized cost to value such mortgage loans. Holding the mortgage loans as investments allows the Company to record income as interest is earned.

    MEZZANINE INTERESTS ACCOUNTING TREATMENT. Generally, the Company will use amortized cost to record the carried value of its Mezzanine Interests. However, equity participations may warrant recording the Company's pro rata share of income or loss from the underlying property.

    TAXABLE INCOME AND GAAP INCOME. Taxable income differs from GAAP income for several reasons. Interest income differs due to different methods of calculating the rate of amortization of the premium or discount when CMBS are acquired at a price above or below the stated principal amount of the underlying mortgage loans. Treatment of credit losses differs between tax and GAAP methods because the Company takes credit provisions in order to make reserves for credit losses, whereas only actual credit losses are deducted in calculating taxable income. The Company's largest expense will likely be the cost of borrowed funds. Interest expense generally will be calculated in the same manner for GAAP and tax purposes.

    These distinctions are relevant to the Company's stockholders because distributions are based on taxable income as is the incentive fee paid to the Manager. The Company generally will not pay federal taxes so long as it meets the requirements of the REIT Provisions of the Code and makes distributions to stockholders in an amount equal to its taxable income. See "United States Federal Income Tax Considerations--Taxation of the Company."

                     BUSINESS AND INVESTMENT CONSIDERATIONS

THE COMPANY'S INVESTMENTS

    The Company intends to invest principally in the following types of real estate loans and investments:

    INTERIM LOANS. The Company will actively pursue opportunities to originate and fund Interim Loans to commercial and multifamily real estate owners and property developers who need interim financing until permanent financing can be obtained. The Company may also acquire such loans from the Sponsors or other third parties. The Company's Interim Loans are typically used by borrowers as bridge financing to fund capital improvements, increase occupancies, or otherwise increase the cash flows of the underlying properties and thereby allow the borrowers to obtain more attractive long-term financing at a later date. Interim Loans are generally secured by a first lien mortgage, but may be secured by a junior lien mortgage, on the underlying commercial or multifamily real property. Interim Loans are typically short-term, with maturities of less than five years. Interim Loans often do not require significant amortization of principal prior to maturity and usually require a balloon payment of principal at maturity. These types of loans are intended to be higher-yielding loans with higher interest rates and commitment fees. Property owners or developers in the market for these types of loans include, but are not limited to, promoters of pre-formation REITs desiring to acquire attractive properties to contribute to the REIT before the formation process is complete, traditional property owners and operators who desire to acquire a property before it has received a commitment for a long-term mortgage from a traditional commercial mortgage lender, a property owner or investor who has an opportunity to purchase its existing mortgage debt or third party mortgage debt at a discount, an owner or developer who needs to make capital improvements to reposition a property by either upgrading its facilities to maintain its present use or prepare it for a new use; to cover debt service during periods of low cash flows due to low rentals during a ramp up period for a new or upgraded facility or replacement tenants; in each instance, the Company's loan would be secured by a mortgage loan.

    SUBORDINATED INTERESTS. The Company intends to acquire below investment grade and unrated Subordinated Interests issued in public or private transactions. Subordinated Interests are interests in (i) CMBS, (ii) whole loan pools of commercial or multifamily mortgages, or (iii) individual commercial or multifamily mortgage loans, which are subordinated in right of payment to other interests (including investment grade CMBS interests) in respect of the underlying loans. CMBS are securities which evidence an interest in or are secured by a commercial or multifamily mortgage loans or a pool of such loans. CMBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which are rated from low investment grade ("BBB") to higher investment grade ("AA" or "AAA"). The junior, subordinated classes typically include a lower rated, non-investment grade "BB" and "B" class, and an unrated, high yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans). The Company intends to invest in the non-investment grade tranches of Subordinated Interests. The Company may pursue the acquisition of performing and non-performing (i.e., defaulted) Subordinated Interests.

    CMBS generally are issued either as CMOs or pass-through certificates ("Pass-Through Certificates"). CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or CMBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. CMBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, CMBS may be illiquid. See "Risk Factors--Prepayment Risks and Risks Related to Investment in Subordinated Interests."

    In most commercial mortgage loan securitizations, a series of CMBS is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of CMBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date.

    Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms and the geographic diversification of the location of the properties, and the credit-worthiness of tenants. Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a CMBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Subordinated Interests carry significant credit risks. Typically, in a "senior subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to Subordinated Interests in commercial securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors-- Prepayment Risks and Risks Related to Investment in Subordinated Interests."

    Before acquiring Subordinated Interests, the Company performs certain credit underwriting and stress testing to attempt to evaluate future performance of the Mortgage Collateral supporting such CMBS, including (i) a review of the underwriting criteria used in making mortgage loans comprising the Mortgage Collateral for the CMBS, (ii) a review of the relative principal amounts of the loans, their loan-to-value ratios as well as the mortgage loans' purpose and documentation, (iii) where available, a review of the historical performance of the loans originated by the particular originator and (iv) some level of re-underwriting the underlying mortgage loans. as well as selected site visits.

    In conjunction with the acquisition of Subordinated Interests, the Company will receive the right of designating the entity which will exercise the related special servicing rights. The Company intends to designate the Manager to act as special servicer and carry out all rights and obligations involved with special servicing (subject to the applicable pooling and servicing agreement). It is expected that most or all of the special servicing compensation will be paid to the Manager, and thus the Company may benefit from the ability to direct certain of the special servicing activities but not from receipt of material amounts of special servicing fees.

    Many of the Subordinated Interests acquired by the Company may not have been registered under the Securities Act but instead initially were sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity. Although there are some exceptions, most issuers of multi-class CMBS elect to be treated, for federal income tax purposes, as REMICs.

    MEZZANINE INTERESTS. The Company intends to take advantage of opportunities to provide mezzanine financing on commercial property that is subject to first lien mortgage debt. The Company believes that there is a growing need for mezzanine capital as a result of current commercial mortgage lending practices setting loan-to-value targets. The Company's Mezzanine Interests may take the form of loans that are secured by junior lien mortgages on commercial or multifamily properties and preferred equity interests in entities which own commercial or multifamily properties. Mezzanine Interests, when combined with the related first lien mortgage loans, typically provide total financing greater than 75% of a property's market value, with the Mezzanine Interests representing the portion of financing in excess of that provided by the first mortgage lender. In most cases, Mezzanine Interests have longer anticipated maturities than Interim Loans and are intended to serve as permanent financing.

    Typically, as security for its debt to the Company, in a Mezzanine Interest, the owner would pledge to the Company the property subject to the first lien (giving the Company a second lien position typically subject to an inter-creditor agreement). By borrowing against the additional value in their properties, the property owners obtain an additional level of liquidity to apply to property improvements or alternative uses. Mezzanine Interests generally provide the Company with the right to receive a stated interest rate on the loan balance plus various commitment and/or exit fees. In certain instances, the Company will negotiate to receive a percentage of net operating income (subject to the qualification of the Company as a REIT) or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or the Company will otherwise seek terms to allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. Alternatively, the Mezzanine Interests can take the form of a non-voting preferred equity investment in a single purpose entity borrower with substantially similar terms. Such equity investments will be limited to entities that are operated to generate income and hold assets in a manner that is consistent with the qualification of the Company as a REIT.

    The Company intends to pursue relationships with other lenders such as commercial banks and conduits who do not have an interim or mezzanine lending capability. The Company believes that such relationships could accelerate the Company's loan origination volume, assist in performing underwriting due diligence and reduce potential overhead. While the Company intends to seek such relationships, there can be no assurance that the Company will be successful in this regard or, if the Company creates such relationships, that they will be successful.

OTHER INVESTMENTS

    Although the Company intends to invest primarily in Targeted Investments, the Company's business decisions will depend on changing market conditions. Thus the Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested in each category of Targeted Investments. Subject to the Guidelines, the Company has a great deal of discretion in the manner in which it may invest, leverage and hedge its assets. The Company may change any of its policies without stockholder approval. In addition, there can be no assurance that the Company will not invest in assets other than Targeted Investments. There can be no assurance that the Company will be successful in its investment strategy.

    The Company will have no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset and collateral analysis, evaluating investment risks and potential rewards on a case-by-case basis. To the extent that the Company's assets become concentrated in a few states or a particular region, the return on an investment in the Common Stock will become more dependent on the economy of such states or region.

    The Company will take an opportunistic approach toward its investments and, depending upon market conditions, may invest from time to time in other commercial and multifamily real estate which the Company believes will earn an attractive risk-adjusted return. Although the Company expects to focus on Interim Loans, Mezzanine Interests and Subordinated Interests, the Company may pursue investments in, among other assets, sub-performing commercial or multifamily mortgage loans, foreign real estate related interests and fee interests in under-performing real estate (all of the foregoing, collectively, "Other Investments").

    DISTRESSED LOANS AND REAL PROPERTIES. The Company believes that under appropriate circumstances, the acquisition of underperforming and otherwise distressed commercial and multifamily real estate, or the subperforming mortgage loans secured thereby (collectively, "Distressed Investments"), may present meaningful opportunities for the origination of new mortgage loans, in connection with the sale of the Distressed Investments, and the creation of Subordinated Interests thereby. After the acquisition of the Distressed Investments, the Company's goal will be to improve cash flow or debt service. After the Company maximizes the value of the Distressed Investments in its portfolio, it will enjoy improved cash flow and begin to seek an opportunity to sell the asset with the intention of making a loan to facilitate such a sale. Although the period during which the Company will hold Distressed Investments will vary considerably from asset to asset, the Company believes that most such investments will be held in its portfolio no more than four years.

    FOREIGN REAL PROPERTIES. The Company may acquire or originate mortgage loans secured by real estate located outside of the United States, or the Company may purchase such real estate. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.

    UNDER-PERFORMING REAL ESTATE. The Company may purchase fee interests in under-performing real estate.

    PERMANENT FIRST MORTGAGE LOANS. The Company may also originate long-term first mortgage loans and, in doing so, would compete with traditional commercial mortgage lenders. In pursuing such a strategy, the Company would generally intend to sell or refinance the senior portion of the mortgage loan, individually or in a pool, and retain a Mezzanine Interest.

PORTFOLIO MANAGEMENT

    The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

    LEVERAGE AND BORROWING. The Company intends to leverage its assets through the use of reverse repurchase agreements, bank credit facilities, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the Company. However, the Company does not intend to borrow funds from the Manager or its affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of leverage it utilizes.

    Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leveraging magnifies changes in the net worth of the Company and affects the amounts available for distribution to stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained.

    To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used, and therefore the amount available for distribution to stockholders will be reduced. See "Risk Factors--Interest Rate Risk."

    Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of stockholders. Such situations may arise if the Company's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

    The Company intends to enter into reverse repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements will be structured to be characterized for tax purposes as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

    The Company intends to borrow money through bank credit facilities, that will have varying interest rates, may be fixed or adjustable, and may have varying maturities. The Company is currently negotiating an agreement with a major commercial bank to establish a $150 million line of credit which will be used to warehouse Targeted Investments which have been originated or purchased by the Company.

    HEDGING ACTIVITIES. The Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and IOs. These instruments may be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company's stockholders, given the cost of such hedges and the need to maintain the Company's status as a REIT. The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the Board of Directors will be responsible for reviewing the extent and effect of hedging activities at its regular meetings. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. The default of a counterparty with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

    The Company intends to seek to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company. Specifically, the Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed-rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage assets and the shorter term variable nature of the Company's related borrowings.

    The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage assets and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will measure the "duration" of its capital. The duration of capital is the expected change in the market value of the Company's capital caused by a 1% change in interest rate. To monitor duration and the related risks of fluctuations in the liquidation value of the Company's equity, the Company will model the impact of various economic scenarios on the market value of the Company's mortgage assets, liabilities and hedging instruments.

    The Company believes its hedging activities will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from such risks, and certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to hedge. The Company intends to monitor its hedging activity carefully and may have to limit its hedging strategies so that it does not realize excessive income from hedging activities or hold hedging instruments having excess value in relation to total assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "United States Federal Income Tax Considerations--Taxation of the Company."

    Hedging activity involves transaction costs, and such costs can increase significantly as the period covered by such activity increases. Therefore, the Company may be prevented from effectively hedging all of its interest rate risk. Certain losses incurred in connection with hedging activities may be capital losses that would not be deductible to offset ordinary REIT income. In such a situation, the Company would have incurred an economic loss of capital that would not be deductible to offset the ordinary income from which dividends must be paid.

    INTEREST RATE MANAGEMENT TECHNIQUES. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate-related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. In addition, on February 2, 1998, the Treasury Department proposed legislation that would prohibit a REIT from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a taxable corporation (other than another REIT or qualified REIT subsidiary), and that, if enacted, would prevent the Company from forming a corporate subsidiary to conduct the Company's hedging activities. See "United States Federal Income Tax Considerations--Taxation of the Company."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

    Before purchasing any Targeted Investments, the Company, with the assistance of the Manager, will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite the Manager's substantial experience in evaluating potential yields on Targeted Investments, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

INTERIM LOANS AND MEZZANINE INTERESTS

    The yield to maturity on the Company's investment in mortgage loans, including Interim Loans and Mezzanine Interests will depend, among other things, upon (i) whether there are any losses on such mortgage loans and other Mezzanine Interests, (ii) whether and when there are any prepayments of such mortgage loans and other Mezzanine Interests, (iii) the interest rates on such mortgage loans and other Mezzanine Interests, and (iv) the purchase price of such mortgage loans and other Mezzanine Interests.

    The yield to maturity on all mortgage loans and other Mezzanine Interests will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults. Interim Loans and Mezzanine Interests will be particularly sensitive to defaults because they generally have higher loan to value ratios than traditional mortgage loans. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may not be adequate to protect the Company's investment, the Company's yield on such loans is particularly sensitive to defaults.

    If the Company acquires a mortgage loan and other Mezzanine Interests at a significant discount from its outstanding principal balance and the Company estimates the yield on the mortgage loan and other Mezzanine Interests based on a faster rate of payment of principal than actually occurs, the Company's yield on that mortgage loan and other Mezzanine Interests will be higher than the Company anticipated. Conversely, if the Company acquires a mortgage loan and other Mezzanine Interests at a significant premium to its outstanding principal balance, estimating the yield on such mortgage loan and other Mezzanine Interests based on a slower rate of payment of principal than actually occurs, the Company's yield on that mortgage loan and other Mezzanine Interests will be lower than anticipated.

    Whether and when there are any principal prepayments on the mortgage loans and other Mezzanine Interests will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans and other Mezzanine Interests, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on mortgage loans and other Mezzanine Interests secured by multifamily and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the mortgage loans, and by the extent to which the servicer is able to enforce such prepayment premium provisions. However, there can be no assurance that such provisions will actually deter prepayments. Moreover, the yield to maturity on mortgage loans may also be affected by any extension of the scheduled maturity dates of the mortgage loans as a result of modifications of the mortgage loans by the Servicer, if permitted.

    The yield on the Company's investments in commercial real properties, including Mezzanine Interests, will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The yield of such an investment may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services. See "Risk Factors--General Risks of Investing in Real Estate." The Company will rely on the substantial experience of the Manager's affiliates, made available to the Company through the Management Agreement, in acquiring, managing and disposing of Mezzanine Interests, and in predicting and managing problems that arise. See "The Manager." No assurances can be given, however, that the Company will be successful in this endeavor.

SUBORDINATED INTERESTS

    The yield to maturity on any class of Subordinated Interests will depend upon, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related mortgage loans (which include both voluntary prepayments by the obligors on the mortgage loans and prepayments resulting from liquidations due to defaults and foreclosures).

    The yield on the Subordinated Interests acquired by the Company will be extremely sensitive to defaults on the mortgage loans comprising the Mortgage Collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. As a holder of Subordinated Interests, the Company's right to receive distributions of principal and interest will be subordinated to all of the more senior classes of CMBS. Actual losses on the Mortgage Collateral (after default, where the proceeds from the foreclosure sale of the real estate securing the loan are less than the unpaid balance of the mortgage loan plus interest thereon and disposition costs) will be allocated first to the Subordinated Interests prior to being allocated to the more senior securities.

    If the Company acquires Subordinated Interests with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the mortgage loans comprising the Mortgage Collateral that is lower than the actual default rate and severity of loss, its yield will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the number of defaults and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on CMBS collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of delinquency, severity of loss or the timing of any such losses on mortgage loans underlying Subordinated Interests and thus as to the actual yield received by the Company.

    The aggregate amount of distributions on the Company's Subordinated Interests and their yield also will be affected by the amount and timing of principal prepayments on the mortgage loans comprising the Mortgage Collateral. The Mortgage Collateral for CMBS will generally have substantial barriers to prepayments, including prepayment (or "make-whole") provisions and "lock out" periods during which the loan documents prohibit voluntary prepayment. However, there can be no assurance that such provisions will actually deter prepayments. To the extent that more senior tranches of Subordinated Interests are outstanding, all prepayments of principal on the underlying mortgage loans typically will be paid to the holders of more senior classes, and typically none (or very little) will be paid to the Company during the first five years, and in some cases a longer period, after the original issue date of the related Subordinated Interests. This subordination of the Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests acquired by the Company. Even if there are no actual losses on the mortgage loans, interest and principal payments are made on the more senior classes before interest and principal are paid with respect to the Subordinated Interests. Typically, interest deferred on Subordinated Interests is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual yield on the Company's Subordinated Interests.

    Because the Company will acquire Subordinated Interests at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors.

Principal prepayments on mortgage loans secured by multifamily and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the mortgage loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such Subordinated Interests may also be affected by any extension of the scheduled maturity dates of the mortgage loans as a result of modifications of the mortgage loans by the Servicer, if permitted.

    The timing of any prepayments on the mortgage loans underlying CMBS owned by the Company may significantly affect the Company's yield to maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on the Company's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

    Because the rate and timing of principal payments on the underlying mortgage loans will depend on future events and on a variety of factors, no assurances can be given as to such rate or the timing of principal payments on the Subordinated Interests the Company owns or acquires.

               CERTAIN RELATIONSHIPS, RELATED PARTY TRANSACTIONS
                           AND CONFLICTS OF INTERESTS

    COMMON DIRECTORS AND OFFICERS. There will be various conflicts of interest arising from the relationship between the Company and the Sponsors. The executive officers and certain of the directors of the Company are also directors, officers and employees of the Sponsors. Four of the members of the Board of Directors of the Company are affiliated with the Sponsors, and all of the officers of the Company are also employed by the Manager. As a result, such persons may have conflicts between their duties to the Company and their duties to the applicable Sponsor. See "Risk Factors--Conflicts of Interest between the Company and the Sponsors." As soon as practicable following the closing of the Offering, the Company will have five Independent Directors. The Independent Directors, however, initially will be selected by the Sponsors.

    All agreements between the Company and the Sponsors, including the Management Agreement and the Alignment of Interest Agreement, and any amendments, modifications or extensions thereof, will be approved by the Company's Independent Directors. In addition, the Guidelines will be reviewed by the Independent Directors on a quarterly basis.

    PURCHASES OF ASSETS FROM THE SPONSORS. The Sponsors have agreed pursuant to the Alignment of Interest Agreement that Interim Loans, Subordinated Interests, Mezzanine Loans and certain other Targeted Investments that are made available to such Sponsor will be referred to the Company before the Sponsor pursues such opportunities itself or refers such opportunities to third parties. No Sponsor will be required to offer, and the Company will not be required to purchase, any pre-determined volume of Targeted Investments. The Company expects to maintain relationships with the Sponsors in which the Company will be a ready, willing and able purchaser of any Targeted Investments offered or referred by the Sponsors.

    The Alignment of Interest Agreement restricts the Company from using any of the Sponsors' customer lists or proprietary information. In addition, during the term of the Alignment of Interest Agreement and for a one year period after its termination, the Company will be restricted from directly engaging in transactions with Correspondents, borrowers and clients of the Sponsors. Such restrictions could impede the Company's ability to obtain Targeted Investments.

    The expected purchase of a substantial amount of assets from the Sponsors may create conflicts of interest. The Company has adopted operating policies and procedures to minimize the effects of such conflicts. See "Management of the Company--Investment Approval Authority." The Company's Independent Directors will approve Guidelines with qualitative and quantitative parameters governing the Company's investment policy. Generally, transactions which fall within the provisions of Guidelines need not be approved by the Company's Independent Directors or the Board of Directors, even if a Sponsor has an economic interest in such transaction. In addition, transactions between the Company and Conti's Correspondents may be completed without the approval of the Company's Independent Directors or the Board of Directors, even if such transactions fall outside the Guidelines. However, significant transactions in which a Sponsor has an economic interest will require the approval of a majority of the Independent Directors. See "Management of the Company--Investment Approval Authority."

    Although the Independent Directors will review the Guidelines periodically and monitor compliance with those Guidelines, it is anticipated that they will rely primarily on information provided by the Sponsors. Such conflicts may result in decisions and/or allocations of assets by the Sponsors that are not in the best interest of the Company.

    PAYMENT OF FEES TO THE SPONSORS. Pursuant to the Management Agreement, the Manager will be entitled to receive a Base Management Fee, Incentive Fee, and in certain circumstances, a termination fee, from the Company. Pursuant to two submanagement agreements between Crown and each of Conti and Harbert Management, Crown has agreed that Conti and Harbert Management will each receive 25.5% of the Base Management Fee (after deduction therefrom for the reasonable and necessary costs and expenses of Crown's performance pursuant to the Management Agreement), Incentive Fee and termination fee paid to Crown by the Company under the Management Agreement.

    The Incentive Fee may create conflicts of interest between the Company and the Sponsors because the Incentive Fee is based on the income of the Company and thereby creates an incentive for the Sponsors to recommend investments to the Company with greater income potential, which generally are riskier or more speculative, than would be the case if the Incentive Fee did not include a "performance" component.

    CROWN WARRANTS ISSUED TO THE COMPANY. Upon the closing of the Offering, Crown will issue a warrant to the Company for the purchase of two million shares of Crown common stock at an exercise price of $2.50 per share. The warrant will be exercisable in whole or in part at any time until five years after issuance. The exercise price and the number of shares of Crown common stock issuable upon exercise of the warrant will be subject to adjustment, consistent with maintaining the Company's qualification as a REIT, upon the occurrence of certain events, including stock splits, stock dividends, reorganizations, recapitalizations, consolidations or mergers, sales, certain issuances of capital stock, rights, options, warrants or convertible securities, distributions of capital stock or evidences of indebtedness and extraordinary dividends or distributions. After the second anniversary of the closing of the Offering, Crown will have the option to redeem the warrant, subject to a notice period, from the Company at a price equal to $.10 per share equivalent in the event that Crown's common stock trades on a national securities exchange at 200% or more of the exercise price for a period of 30 consecutive days upon which such exchange is open for trading. The Company will have certain registration rights with respect to the shares of Crown common stock issuable upon exercise of the warrant. Due to certain restrictions on the ability of REITs to hold ownership interests in other entities under the Code, the Company may not be able to exercise the warrant in full. The receipt of the warrants to purchase Crown common stock by the Company will be a taxable transaction for the Company and will be included in the Company's taxable income for the 1998 taxable year.

    SPONSOR AFFILIATES OWNERSHIP OF THE COMPANY. Affiliates of Conti, Harbert Management and Crown will, at the completion of the Offering, assuming no exercise of the Underwriter's over-allotment option, own 8.3%, 6.2% and 1.7%, respectively, of the outstanding Common Stock of the Company (7.4%, 5.9% and 1.5%, respectively if the Underwriter's over-allotment option is exercised in full). In addition, the Company will grant to affiliates of Conti, Harbert
Management and Crown, options to purchase       ,
      and       shares, respectively of Common Stock (      ,       and
shares, respectively if the Underwriter's over-allotment option is exercised in full) at a price per share equal to the initial public offering price of the Common Stock. All unexercised options, if any, will terminate on the tenth anniversary of the Closing Date. See "Management of the Company--Stock Options."

    POTENTIAL CONTROL OVER CROWN BY HARBERT MANAGEMENT. Under the terms of the purchase of Crown's Series AA Convertible Preferred Stock by an affiliate of Harbert Management, Harbert's affiliate may be deemed to control Crown in certain circumstances. If by June 30, 1998, this Offering has not closed and Crown does not meet certain specified commercial loan origination volumes ("Trigger Events"), Harbert Management's affiliate will gain the right to designate a majority of Crown's Board of Directors, which right will continue until both Trigger Events are satisfied.

    In addition, Harbert Management's affiliate and Ronald E. Roark, the Chairman of the Board and Chief Executive Officer of Crown and Tucker Holding Company, Ltd. ("Tucker"), a holding company controlled by Mr. Roark (collectively, Mr. Roark and Tucker are the "Tucker Parties") have entered into a voting agreement which, as amended, provides that the Tucker Parties, which own 21.3% of Crown's capital stock (on a fully diluted basis) will vote for the Harbert Management affiliate's designee for Crown's Board of Directors and, if the Trigger Events have not occurred by June 30, 1998, that the Tucker Parties will vote their shares as directed by Harbert Management's affiliate on all matters presented to Crown's stockholders.

    CONTI, HARBERT, TUCKER VOTING AGREEMENT. The Tucker Parties and affiliates of Conti and Harbert Management have entered into a voting agreement, pursuant to which each party has agreed to vote all shares of capital stock held by such party to elect to the board of directors of Crown (i) one nominee designated by an affiliate of Conti, (ii) such nominees as the Harbert Management affiliate is entitled to designate and (iii) Ronald E. Roark.

    COMPANY VOTING AGREEMENT. Affiliates of the Sponsors have entered into a voting agreement, pursuant to which each party has agreed to vote all shares of Common Stock held by such party to elect to the Board of Directors of the
Company: (i) one designee of an affiliate of Conti, (ii) one designee of an affiliate of Harbert Management and (iii) two designees of an affiliate of Crown.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock on the date hereof, including the commitments to purchase shares of Common Stock which have been received in connection with the Private Placement, and as adjusted to reflect the sale of Common Stock being offered hereby and assuming the sale of all of the shares of Common Stock for which commitments to purchase have been received in connection with the Private Placement, by (i) each director and nominee for director, (ii) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                 SHARES BENEFICIALLY               SHARES BENEFICIALLY
                                                                    OWNED PRIOR TO                     OWNED AFTER
                                                                   THE OFFERING(2)                     THE OFFERING
                                                           --------------------------------  --------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    NUMBER OF SHARES      PERCENT     NUMBER OF SHARES      PERCENT
---------------------------------------------------------  -----------------  -------------  -----------------  -------------
ContiWest Corporation....................................         666,667                           666,667
MarRay Investment, L.L.C. ...............................         533,333                           533,333
CNC Holding Corp. .......................................         133,333                           133,333
Raymond J. Harbert.......................................
Harold E. Cooke..........................................
Ronald E. Roark..........................................
Scott M. Mannes..........................................
Ray L. Druseikis.........................................
William R. Stanley.......................................
All directors and executive officers as a group (6
  persons)...............................................

------------------------

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Strategic Realty Capital Corp., 1251 Dublin Road, Columbus Ohio 43215.

(2) Includes shares for which commitments have been received in the Private Placement, although the Private Placement is contingent upon the consummation of the Offering. See "Private Placement."

                         CROWN STOCKHOLDERS' AGREEMENT

    Affiliates of Conti and Harbert Management and the Tucker Parties (the "Stockholder Parties"), as owners of capital stock of Crown representing, in the aggregate, 58.5% of the capital stock of Crown (on a fully diluted basis, excluding the warrant held by the Company), will enter into a Stockholders' Agreement (the "Crown Stockholders' Agreement") pursuant to which they will agree that, if the Independent Directors of the Company propose a merger of the Company and Crown which satisfies the conditions described below, they will vote all the capital stock held them in favor of such merger. The merger must satisfy the following conditions to require such a vote: (i) the merger must be proposed to Crown by the Board of Directors of the Company between the second and the fifth anniversary of the closing of the Offering; (ii) the Management Agreement must be in effect at the time the merger is proposed; (iii) Crown must receive a fairness opinion prepared by an independent, nationally recognized investment banking firm, selected by the independent directors of Crown, that the consideration to be paid in the merger to the holders of the outstanding shares of capital stock of Crown is fair from a financial point of view to such holders; (iv) the merger proposal must be approved by at least a majority of the Independent Directors of the Company; and (v) the merger must be presented to the Crown stockholders for approval in accordance with the certificate of incorporation and by-laws of Crown and the Delaware General Corporation Law. Due to certain restrictions on the ability of REITs to generate certain types of income and hold certain assets under the Code, the Company may not be able to exercise such option, or, if it is exercised, certain operations and assets of Crown may have to be sold, restructured or terminated. The consummation of any merger is subject to the approval by the Board of Directors of Crown consistent with their fiduciary duties.

    The Crown Stockholders' Agreement will also provide that, as long as the Management Agreement remains in effect, prior to making any disposition of its shares of Crown to an unaffiliated third party, each party will offer the Company the right to purchase such shares upon the same terms as offered by such third party. Due to certain restrictions on the ability of REITs to hold ownership interests in other entities under the Code, the Company may not be able to effect this purchase. Shares which the Company has declined to purchase pursuant to this right of first refusal may be sold to the third party making the offer and upon such sale will cease to be subject to the provisions of the Crown Stockholders' Agreement and, accordingly, will not be subject to any obligations to vote in favor of any merger involving the Company.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain federal income tax considerations that may be relevant to a prospective holder of Common Stock in the Company. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular stockholders in light of their personal circumstances or to taxpayers subject to special treatment under federal income tax law (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign persons, and persons that hold Common Stock as part of a hedge, appreciated financial position, straddle or conversion transaction).

    The statements in this discussion are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, current administrative pronouncements and judicial decisions. No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters described herein, and the opinions of counsel described herein are not binding on the IRS. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

    PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE ELECTION BY THE COMPANY TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND REIT ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF THE COMPANY

    GENERAL. The Company intends to qualify and operate as, and will make a federal income tax election to be taxed as, a REIT under sections 856 through 860 of the Code (the "REIT Provisions of the Code") commencing with its short taxable year ending on December 31, 1998. The REIT Provisions of the Code are highly technical and complex. The following discussion is only a general summary of material aspects of the REIT Provisions of the Code and is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

    Dewey Ballantine LLP has acted as counsel to the Company in connection with the Offering and the election by the Company to be taxed as a REIT. Dewey Ballantine LLP will deliver an opinion to the Company on the date of Closing to the effect that, assuming that the elections and other procedural steps described in this discussion of "United States Federal Income Tax Considerations" are completed by the Company in a timely fashion and based on certain representations made by the Sponsors (including, without limitation, that the warrants held by the Company to purchase Crown common stock and the other various rights of the Company to acquire Crown's stock under the Crown Stockholders' Agreement will not have a fair market value in excess of five percent of the total assets of the Company), commencing with the Company's short taxable year ending December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to the REIT Provisions of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the REIT Provisions of the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or on any court. It must be emphasized that the opinion of Dewey Ballantine LLP is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business, and that Dewey Ballantine LLP has not undertaken any obligation to update its opinion subsequent to the date thereof. Certain of such factual assumptions and representations are described below in this discussion of "United States Federal Income Tax Considerations." Moreover, qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the REIT Provisions of the Code discussed below, the results of which have not been and will not be reviewed by Dewey Ballantine LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Risk Factors-- Tax Risks."

    If the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal corporate income tax on net income that it distributes currently to its stockholders. This treatment substantially eliminates the "double taxation" (I.E., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, even if the Company qualifies and continues to qualify as a REIT, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions (other than involuntary conversions) of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (I.E., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (I.E., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), the Company will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gains" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. However, on February 2, 1998, the Treasury Department proposed legislation that, if enacted, would eliminate the election to avoid gain recognition currently available pursuant to IRS Notice 88-19 and would impose a tax on the transferor corporation on the built-in gain of the conveyed assets at the time of such acquisition by the Company.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) no more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. A REIT that satisfies the record-keeping requirements of the REIT Provisions of the Code for a taxable year and which does not know, or exercising reasonable diligence would not have known, that it was so closely held as to fail to meet the requirements of the 5/50 Rule will be treated as having satisfied the 5/50 Rule for such taxable year.

    The Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Company's Charter contains restrictions regarding the ownership and transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock-- Restrictions on Transfer."

    If a REIT owns a "qualified REIT subsidiary," the REIT Provisions of the Code provide that the qualified REIT subsidiary is disregarded for federal income tax purposes and all assets, liabilities, and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT Provisions of the Code, including satisfying the gross income and asset tests described below.

    INCOME TESTS. In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and "interest on obligations secured by mortgages on real property or on interests in real property") or "qualified temporary investment income." Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Any payments made to the Company pursuant to a financial instrument that hedges indebtedness incurred by the Company to acquire or carry real estate assets, and any gain from the sale or other disposition of such instrument, will be included as qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test.

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
    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as "rents from real property" if received by a REIT.

    Interest on obligations secured by mortgages on real estate or on interests in real estate is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real estate. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real estate and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real estate on the date the Company purchased the mortgage loan, the interest income generally will be apportioned between the real estate and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

    Dewey Ballantine LLP is of the opinion that the interest, original issue discount, and market discount income that the Company derives from its investments in Subordinated Interests, IOs, and Inverse IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that (i) less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests and (ii) such investments consist of non-REMIC CMOs where the Company has not been able to secure the right to direct foreclosure with respect to the underlying mortgage loans. Most of the income that the Company recognizes with respect to its investments in Sub-Performing Mortgage Loans and Performing Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Sub-Performing Mortgage Loan or Performing Mortgage Loan may exceed the value of the real estate securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Sub-Performing Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

    The Company may originate or acquire loans which are Mezzanine Interests or Interim Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes income received from a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. The Company may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations. Income derived from a shared appreciation mortgage is also treated as gain recognized on the sale of the secured property for purposes of determining whether the Company derives any income from prohibited transactions. For purposes of the rules discussed in this paragraph, (i) the Company is treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, for the period during which the secured property was held by the person holding such property), and (ii) the

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secured property is treated as "dealer property" (as defined in Section 1221(1)
of the Code) if it would be treated as "dealer property" in the hands of the person holding the secured property (or it would be treated as "dealer property" if held by the Company). If the secured property is treated as "dealer property," gain from the sale of such property could give rise to the 100% tax on gain from prohibited transactions. However, interest received on a shared appreciation mortgage will not be subject to the tax on prohibited transactions where the property subject to the mortgage is sold within four years of the REIT's acquisition of the mortgage pursuant to a bankruptcy plan of the mortgagor unless the REIT, when it acquired the mortgage, knew or had reason to know that default on the obligation would occur or that the mortgagor acquired the secured property with the intent to evict or foreclose. Since substantially all the loans being sold to the Company by the Sponsors were acquired by purchase or contribution rather than originated by the Company, there is no built-in safeguard in the loan documents to protect the Company from the risk that the secured property will be treated as "dealer property." Similarly, in the case of loans that are acquired in the future rather than originated by the Company, the same issue arises. However, the Company intends to include built-in safeguards in the loans it originates in the future to minimize any risk that any secured property will be treated as "dealer property."

    The Company may originate or acquire performing mortgage loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an equity ownership interest in the Performing Mortgage Loans that has economic characteristics similar to those of a Subordinated Interest. In addition, the Company may resecuritize MBS (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the gross income tests or the asset tests described below.

    The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. The Company will monitor the amount of nonqualifying income generated by its assets and has represented that it will manage its portfolio in order to comply at all times with both gross income tests.

    The rent ("Rent") received by the Company from the tenants of real property owned by the Company ("Real Property") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more (by value) of the stock of the Company, owns 10% or more of such tenant (based either on the total combined voting power or the number of outstanding shares, if the tenant is a corporation, or on an interest in assets or net profits, if the tenant is an entity other than a corporation), taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Real Property or furnish or render more than a de minimis amount of services to the tenants of such Real Property or in connection with the management of Real Property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no income. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or to manage or operate property, and still treat amounts received with respect to that property as "rents from real property", as long as the amount received with respect to the impermissible services or management does not exceed one percent of the REIT's gross income from the property. For these purposes, the services, management or operation may not be valued at less that 150 percent of the REIT's direct cost in furnishing or rendering the services or of providing the management or operation.

    The Company has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, it will avoid leasing property to a Related Party Tenant, it will administer certain transfer restrictions set forth in its Charter so as to avoid this result and, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Finally, the Company has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property (other than to render a DE MINIMIS amount of services to tenants or in connection with the management of Real Property) other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

    A REIT generally is subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real estate) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat the related property as foreclosure property and will dispose of such property before the expiration of any applicable grace period as provided for under the Code. If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

    Gross income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, subject to a safe harbor exception for annual sales of up to seven properties (or properties with a basis of up to 10% of the aggregate bases of the REIT's assets) that have been held for four years and certain other conditions are met. The Company believes that no asset owned by the Company will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

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
    It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into any financial instrument to reduce its interest rate risk with respect to indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such instrument should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, the Company may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax and in which the Company owns less than 10% of the voting stock of such subsidiary. However, on February 2, 1998, the Treasury Department proposed legislation that would prohibit a REIT from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a taxable corporation (other than another REIT or a qualified REIT subsidiary), and that, if enacted, would prevent the Company from forming a corporate subsidiary to conduct the Company's hedging activities.

    If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test.

    ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real estate, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interests in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real estate, and an option to acquire real estate (or a leasehold of real estate). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in another REIT or any qualified REIT subsidiary). Moreover, on February 2, 1998, the Treasury Department proposed legislation that would prohibit a REIT from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a taxable corporation (other than another REIT or a qualified REIT subsidiary).

The Company expects that any underperforming real properties, Subordinated Interests, IOs, Inverse IOs, Sub IOs and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Sub-Performing Mortgage Loans, Performing Mortgage Loans, Interim Loans, and loans which constitute Mezzanine Interests also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real estate. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

    DISTRIBUTION REQUIREMENTS. THE COMPANY, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income (the "95% Distribution Test"). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular capital gains and ordinary corporate tax rates, respectively. Moreover a REIT may elect to retain and pay income tax on net long-term capital gains it recognizes during the taxable year. If a REIT makes this election, the REIT stockholders (i) would include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT,
(ii) would be deemed to have paid their share of the tax, which could be credited or refunded to the shareholder and (iii) would increase their tax basis in their shares by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in their incomes. Furthermore, if the Company should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

    The IRS has ruled that if a REIT's dividend reinvestment plan allows shareholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions qualify under the 95% Distribution Test. The Company intends that the terms of the dividend reinvestment plan that it may adopt in the future will comply with this ruling. See "Description of Capital Stock -- Dividend Reinvestment Plan."

    It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its Subordinated Interests. Furthermore, some Sub-Performing Mortgage Loans, IOs and

Inverse IOs will have OID, in which case the Company will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. Any such income inclusion attributable to OID should not affect the Company's ability to meet the 95% distribution requirement since OID is an "excess noncash item" that a REIT need not distribute currently. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and other debt securities that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations at the time of purchase), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% distribution requirement. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. The Company will also be required to make non-deductible principal payments on indebtedness incurred by the Company, thereby reducing cash available for distribution to its stockholders without reducing the Company's taxable income. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Treasury Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings, to raise funds through the issuance of Preferred Stock or additional Common Stock, to sell assets or to distribute consent dividends or stock dividends, as appropriate, all of which activities will be subject to the Company's qualification as a REIT.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

    RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Under the 1997 Tax Act, the rule that disqualifies a REIT for any year in which the REIT failed to comply with regulations to ascertain its ownership has been replaced with an intermediate penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. The REIT will also be required, when requested by the IRS, to send curative demand letters. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to fail to qualify as a REIT under the 5/50 Rule would not be disqualified as a REIT for purposes of the Code. The Company intends to comply with such record-keeping requirements.

    FAILURE TO QUALIFY. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF U.S. STOCKHOLDERS

    As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions made to the Company's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and, as long as the Company qualifies as a REIT, will not be eligible for the dividends received deduction generally available to corporations.

    Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain its net long-term capital gains and to pay the applicable tax on such gains, in which case stockholders will include their proportionate share of such retained capital gains in income and will receive a refund or credit for their share of the tax paid by the REIT on such gains and increase their tax basis in their shares by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in their income. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

    Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the shareholder.

    U.S. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify

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stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

    The Company's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. The Company may distribute amounts in respect of such phantom income to its stockholders and, as a result, stockholders from time to time may be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, I.E., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would reduce stockholders' after-tax rate of return on an investment in the Company. For example, an investor subject to an effective income tax rate of 30% that purchased a bond (that is not a tax-exempt bond) at par with a stated interest rate of 10% per annum would have a before-tax return on investment of 10%, and an after-tax return on investment of 7%. However, if the same investor purchased stock of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments and in meeting the 95% distribution requirement.

    The Company does not anticipate that it will earn any income that would be treated as Excess Inclusion income under the Code. Excess Inclusion income is a portion of the income from a REMIC residual interest (or ownership interest in a taxable mortgage pool) that is subject to federal income tax in all events. The Company does not intend to (i) purchase REMIC Residual Interests or (ii) issue multiple classes of debt obligations with differing maturities the payments on which bear a relationship with the payments with respect to a single pool of mortgage loans or take any other action creating a taxable mortgage pool.

    TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK; CAPITAL GAINS AND LOSSES. In general, any gain or loss realized upon a taxable disposition of the Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

    A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. Long-term capital gain that is recognized by a non-corporate taxpayer is subject to federal income tax at preferential capital gains rates, and long-term capital gain recognized by a non-corporate taxpayer with respect to an asset with a holding period that is more than 18 months is subject to U.S. federal income tax at further reduced capital gains rates pursuant to the 1997 Tax Act. Still further reduced rates of tax on capital gains recognized by a non-corporate taxpayer may apply in certain cases commencing in the year 2001. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. With respect to dividends designated by the Company as capital gains dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject `to certain

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
limits) whether a distribution is taxable to its noncorporate stockholders at a 20%, 25% or 28% rate. To the extent that the Company does not make any such specific designation, a capital gain dividend will be subject to tax at a 28% rate. Any long-term capital gains from the sale or exchange of depreciable real estate that would be subject to ordinary income taxation (I.E., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate for gains taken into account after July 28, 1997.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. THE COMPANY will report to its U.S. Stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. The Treasury Department issued final regulations in October 1997 regarding the backup withholding rules as applied to Non-U.S. Stockholders (the "Withholding Regulations"). The Withholding Regulations alter the current system of backup withholding compliance and are proposed to be effective for payments made after December 31, 1998, subject to certain transition rules. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Although many investments in real estate generate UBTI, the IRS has issued a published ruling which ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's stock (measured by value) at any time during a taxable year is required to treat a percentage of the dividends paid (or treated as paid by) the Company to the pension trust (for the calendar year with or within which the pension trust's taxable year ends) as UBTI (the "UBTI Percentage"). The UBTI Percentage for the taxable year is the ratio of (i) the gross income (less direct expenses) derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) for such taxable year to
(ii) the gross income (less direct expenses) of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company would not have qualified as a REIT but for the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group

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of pension trusts individually holding more than 10% of the value of the
Company's stock collectively owns more than 50% of the value of the Company's stock.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of a Non-U.S. Stockholder are complex and no attempt will be made herein to provide more than a summary of such rules. As used herein, the term Non-U.S. Stockholder means a holder of Common Stock other than a U.S. Stockholder. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Company of U.S. real estate interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an appropriate form with the Company claiming that the distribution is effectively connected income. Under the recently issued Withholding Regulations, Non-U.S. Stockholders (and in the case of Non-U.S. Stockholders that are treated as partnerships or other fiscally transparent entities, partners, stockholders or other beneficiaries of such Non-U.S. Stockholders) may be required to satisfy certain certification requirements and provide certain information to the Company's withholding agent in order to claim treaty benefits with respect to dividends paid after December 31, 1998, subject to certain transitional rules. Such "withholding certificates" would contain the certifying holder's name and address and other pertinent information and the basis for any reduced rate claimed. Furthermore, the Withholding Regulations and certain other recently issued Treasury Regulations contain special rules (some of which rules are applicable to payments made on or after January 1, 1998, and some of which rules are applicable to payments made on or after January 1, 1999) regarding the availability of treaty benefits for payments made to (i) foreign intermediaries,
(ii) U.S. or foreign wholly-owned entities that are disregarded for U.S. federal income tax purposes and (iii) partnerships and other entities that are either treated as fiscally transparent in the United States or in the applicable income tax treaty jurisdiction. Any such intermediaries or entities that hold stock of the Company and any holders of interests in such intermediaries or entities, should consult their tax advisors as to the applicability of such rules to their particular circumstances.

    Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce (but not below zero) the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of such stockholder's Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the

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
rate applicable as a dividends. The Non-U.S. Stockholder may seek a refund of such amounts from the IRS, however, if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real estate interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business without regard to whether such distribution is designated as a capital gain dividend. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which, at all times during a specified testing period, less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would generally be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations) and the purchaser of stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    Generally, the Company must report annually to the IRS the amount of dividends paid to a Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to, such Non-U.S. Stockholder. A similar report is sent to the Non-U.S. Stockholder. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

    Currently, United States backup withholding tax (which generally is a withholding tax imposed at a rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on Common Stock to a Non-U.S. Stockholder at an address outside the United States, unless the payor has actual knowledge that the payee is a U.S. shareholder. Backup withholding tax generally will apply to dividends paid on

Common Stock at addresses inside the United States to Non-U.S. Stockholders who fail to provide certain identifying information in the manner required.

    In addition, information reporting and backup withholding imposed at a rate of 31% will apply to the proceeds of a disposition of Common Stock paid to or through a U.S. office of a broker unless the disposing holder, under penalties of perjury, certifies as to its non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-U.S. office of a non-U.S. broker. However, U.S. information reporting requirements (but not backup withholding) will apply to a payment of disposition proceeds outside the United States if the payment is made through an office outside the United States of a broker that is (i) a U.S. person, (ii) a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or
(iii) a "controlled foreign corporation" for U.S. federal income tax purposes, unless the broker maintains documentary evidence that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the holder otherwise establishes an exemption.

    The Withholding Regulations, which generally are effective for payments made after December 31, 1998, subject to certain transition rules, alter the foregoing rules in certain respects. Among other things, such regulations provide certain presumptions under which a Non-U.S. Stockholder is subject to backup withholding at the rate of 31% and information reporting unless the Company receives certification from the holder of non-U.S. status. Depending on the circumstances, this certification will need to be provided (i) directly by the Non-U.S. Stockholder, (ii) in the case of a Non-U.S. Stockholder that is treated as a partnership or other fiscally transparent entity, by the partners, stockholders or other beneficiaries of such entity, or (iii) by certain qualified financial institutions or other qualified entities on behalf of the Non-U.S. Stockholder. Further, under the Withholding Regulations, information reporting and backup withholding may apply to payments of the gross proceeds from the sale or redemption of Common Stock effected through foreign offices of brokers having any of a broader class of connections with the United States unless applicable IRS certification requirements are satisfied. Prospective investors should consult with their own tax advisers regarding these Treasury regulations.

    Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by a credit for the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXES

    The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

SALE OF THE COMPANY'S PROPERTY

    Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The Company, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company trade or business.

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
INVESTMENT IN FOREIGN ASSETS

    The Company may invest in foreign property or in mortgages secured by foreign property. Investment in foreign property or in mortgages secured by foreign property will not affect the Company's status as REIT for United States tax purposes. Because foreign jurisdictions do not recognize REITs for their own tax purposes, the Company may be subject to tax based on activities in a foreign jurisdiction and on interest income received on mortgages secured by foreign property. The payment of such foreign taxes by the Company would not provide a credit to the Company's stockholders for U.S. federal income tax purposes.

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
                              ERISA CONSIDERATIONS

    The following is a summary of certain material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (and, in the case of the discussion contained in "Status of the Company under ERISA," may be relevant to a prospective purchaser that is not a tax-qualified retirement plan, another employee benefit plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

    The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS INVESTING ASSETS OF A TAX-QUALIFIED RETIREMENT PLAN, ANOTHER EMPLOYEE BENEFIT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

TAX-QUALIFIED RETIREMENT PLANS, OTHER EMPLOYEE BENEFIT PLANS, AND IRAS

    Each fiduciary investing assets of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA ("ERISA Plan") should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investment to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification of the ERISA Plan's portfolio, and the ERISA Plan's cash flow and funding requirements. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

    The fiduciary of an IRA or of a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common-law employees should consider that such an IRA or plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

    Fiduciaries making the investment decision with respect to assets of an ERISA Plan or IRA subject to Title I of ERISA and/or section 4975 of the Code (collectively, "Benefit Plans") should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Benefit Plan is subject to (i) an

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initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Benefit Plan for any year such transaction remains outstanding and not corrected and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

    Insurance companies considering a purchase of Common Stock should consult their own counsel as to the application of the decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed plan assets of Benefit Plans under certain circumstances, and may be subject to civil penalties under Section 502(a) of ERISA.

STATUS OF THE COMPANY UNDER ERISA

    The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity are Benefit Plans. A Benefit Plan fiduciary also should consider the relevance of such principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

    If the assets of the Company were deemed to be "plan assets" of ERISA Plans acquiring Common Stock, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercised any authority over the Company's assets, or who provided investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each such ERISA Plan and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Common Stock could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Company that did not conform to ERISA's standards of prudence and fiduciary responsibility, and
(iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

    Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Benefit Plan acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

    The Plan Asset Regulations define a "publicly-offered security" as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold in a public offering pursuant to an effective registration statement under the Securities Act (provided the class of securities of which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the

Securities Act and will be registered under the Exchange Act on a timely basis. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security that is "widely held" at the completion of an initial public offering will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Underwriter anticipates that upon completion of this offering, the Common Stock will be "widely held."

    The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, but no assurance can be given that the DOL or a court will not reach a contrary conclusion.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                          AND REAL ESTATE INVESTMENTS

    The Company intends primarily to acquire Targeted Investments. Even though the Company will not own mortgage loans directly in connection with its acquisition of Subordinated Interests, its return thereon and on Sub-Performing Mortgage Loans will depend upon, among other things, the ability of the servicer of the underlying mortgage loans to foreclose upon those mortgage loans in default and sell the underlying commercial real estate. There are a number of legal considerations involved in the acquisition of mortgage loans or commercial real estate and the foreclosure and sale of defaulted mortgage loans (whether individually or as part of a series of mortgage-backed securities). The following discussion provides general summaries of certain legal aspects of mortgage loans and real estate. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

GENERAL

    Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real estate, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon and security interest in, or grants a title interest in, the real estate covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note and for the fulfillment of performance obligations with respect to the mortgaged property. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold

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interests in the real estate, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers and will in some instances be subordinate to mechanics', materialmen's and suppliers' liens in connection with work at the mortgaged property.

TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (which is the owner of the subject property which is usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of an owner/borrower), a trustee to whom the real estate is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real estate to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real estate is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom. In some cases rents are to be paid directly to the lender or an agent for the lender). Depending on state law, assignments of leases and rents may be a grant of a security interest. In other cases the assignment is absolute, with the borrower retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

    The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

    The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may, in many cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be

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allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real estate security only to the extent that its security is impaired. In certain cases the form of the mortgage or deed of trust may be negotiated so as to provide rights for the borrower or, subject to specified conditions, to cause insurance proceeds and condemnation awards to be applied for restoration of the improvements. In addition, a mortgagee's or beneficiary's right to insurance proceeds or condemnation awards may be limited by the terms of any leases to which the mortgage may be subordinate in accordance with the terms of a prior recorded lease or in accordance with a subordination agreement.

FORECLOSURE

    GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right, after applicable notice or grace periods provided for in the mortgage documents or by law, to institute foreclosure proceedings to sell the real estate at public auction to satisfy the indebtedness.

    Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

    JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the owner/borrower all parties having a subordinate interest of record in the real estate and, in some cases, all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state. A lender may, in some cases, negotiate to obtain a deed in lieu of foreclosure, with or without a negotiated payment of consideration to the borrower, in order to obtain control of the collateral more quickly in an effort to maximize its value.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults

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perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

    Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisers') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    POST-SALE REDEMPTION. In many states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION. Any commercial or multifamily residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law, for example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however,

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in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

    COOPERATIVES. Mortgage loans may be secured by (i) a security interest in the borrower's ownership interest in shares, and (ii) a security interest in the borrower's right, as lessee under the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real estate. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

    Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien, or vice versa.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

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    Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

    Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    The Company's acquisition of real estate, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real estate will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. These provision of the Bankruptcy Code also apply to executory contracts (I.E., contracts with respect to which performance remains on both sides), and therefore could also affect the rights of the Company and/ or the Manager under any servicing contracts with third parties. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or

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yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

    GENERAL. The Company will be subject to environmental risks when taking a security interest in real estate, as well as when it acquires any real estate or acquires a significant equity position in an owner of real estate. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity and properties containing underground petroleum storage tanks. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of environmental clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

    CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real estate for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--I.E., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account

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market conditions and legal and regulatory requirements." Although the 1996
Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

    CERTAIN OTHER LAWS. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal, state and local laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal, state and local laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In some states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property. In addition, a lender that becomes the owner or operator of property may also become subject to various Federal, state and local laws, ordinances and regulations which impose environmental, health and safety compliance obligations with respect to a wide range of other activities, including air emissions, discharges to water, and waste management.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

    SUPERLIEN LAWS. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

    ADDITIONAL CONSIDERATIONS. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or control its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real estate.

    FOREIGN LAWS. Various foreign countries in which the Company may do business also impose environmental, health and safety requirements on the owners and operators of real estate. These requirements can include cleanup and compliance obligations such as those discussed above.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state

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is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

    The Company believes that the following is a summary of the material terms of certain provisions of Maryland law and of the Charter and Bylaws of the Company. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws of the Company. Certain provisions of Maryland law and the Charter and Bylaws are described elsewhere in this Prospectus.

BOARD OF DIRECTORS

    All directors will be elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualified. The Bylaws provide that the number of Directors of the Company may be increased or decreased by the Board of Directors but may not be fewer than the minimum number required by the MGCL nor more than nine. Any vacancy on the Board of Directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors may be filled by a majority of the entire Board of Directors. The Company's Charter provides that a Director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class.

AMENDMENT

    The Company reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Charter of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Charter provides that provisions relating to the Company's election to be taxed as a REIT, approval of certain matters by the Independent Directors, dissolution of the Corporation and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at

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
least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Bylaws may be amended by the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Charter provides that any amendment of the provisions of the Charter relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Shareholder") or an affiliate of such an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted in the corporation's charter or by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the MGCL, the Company's Charter exempts business combinations with the entity responsible for managing the date to day affairs of the Company from the provisions of this statute. An amendment to a Maryland corporation's charter electing not to be subject to the requirements of the business combination statute must be approved by the affirmative vote of at least (i) 80% of the votes entitled to be case by holders of its outstanding shares and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than those held by Interested Stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an Interested Stockholder on or before the date of the stockholder vote. The Company has not adopted or proposed an amendment to its Charter with respect to any exemption further than the one currently in its Charter referred to above.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock as to which the acquirer of the corporation, by officers or directors who are employees of the corporation are entitled to exercise or direct the exercise of the voting power in the election of directors. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition directly or indirectly of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions generally applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Company's Bylaws currently contain a provision which exempts from this statute any acquisition of the Company's shares, but the provision may be amended or eliminated by the Board of Directors.

OPERATIONS

    The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made only
(i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
  CHARTER AND BYLAWS

    The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Charter provides that the Company may issue up to 500,000,000 shares of capital stock, consisting of Common Stock, $0.0001 par value per share. Upon completion of this offering, 8,033,333 shares of

Common Stock will be issued and outstanding, and       shares of Common Stock
will be reserved for issuance upon exercise of options, and no preferred stock will be issued and outstanding.

COMMON STOCK

    All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly dividends.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate.

PREFERRED STOCK

    Preferred stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, the Board of Directors may afford the holders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of preferred stock are outstanding.

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "United States Federal Income Tax Considerations--Taxation of the Company."

    The Board of Directors believes it is essential for the Company to continue to qualify as a REIT. For that and other reasons, the Charter, subject to certain exceptions and waivers described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% in value or in the number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, or (ii) 9.8% in value or in the number of shares, whichever is more restrictive, of the outstanding shares of any series of preferred stock (the "Ownership Limitation").

    Subject to certain exceptions described below, any purported transfer of shares of Common Stock or preferred stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or preferred stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and preferred stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real estate, within the meaning of section 856(d)(2)(B) of the Code, or (v) result in such shares being owned by a disqualified person (each of the foregoing shall be referred to herein as a "Prohibited Transfer Event"), shall be void AB INITIO as to the transfer of that number of shares that would otherwise be beneficially owned by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock or preferred stock. For purposes of the foregoing, a "Disqualified Person" means (A) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing,
(B) any organization (other than a cooperative described in section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by section 511 of the Code and (C) any organization described in section 1381(a)(2)(C) of the Code. If there is a Prohibited Transfer Event, except as described below, the purported transferor shall cease to own any right or interest in the number of shares that would otherwise be transferred and such shares will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or preferred stock. The record holder of the shares of Common Stock or preferred stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or preferred stock to the Company for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

    Shares-in-Trust will remain issued and outstanding shares of Common Stock or preferred stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

    The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or preferred stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

    The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    Any person who acquires or attempts to acquire shares of Common Stock or preferred stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or preferred stock that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as it may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

    All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to Treasury Regulations under the Code) of the outstanding shares of Common Stock and preferred stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

    The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or preferred stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will not be removed until (A)(i) such restrictions are no longer required in order to qualify as a REIT, and (ii) the Board of Directors determines that it is no longer in the best interest of the Company to retain such restrictions; or
(B)(i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock and preferred stock entitled to vote on such matter at a regular or special meeting of the stockholders of the Company.

    All certificates representing shares of Common Stock or preferred stock will bear a legend referring to the restrictions described above.

    The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIVIDEND REINVESTMENT PLAN

    The Company may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their distributions from the Common Stock. Details about any such plan will be sent to the Company's stockholders following adoption thereof by the Board of Directors.

REGISTRATION RIGHTS

    The Company has granted the Sponsors registration rights with respect to the shares sold in the Private Placement. See "Private Placement."

REPORTS TO STOCKHOLDERS

    The Company will furnish its stockholders with annual reports containing audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is [Name of Transfer Agent].

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this Offering, there has been no public market for the Common Stock of the Company. Sales of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock prevailing from time to time and could impair the Company's future ability to raise capital through an offering of equity securities.

    Upon the closing of the Offering, the Company will have reserved for
issuance upon exercise of options     shares of Common Stock. The 6,700,000
shares of Common Stock issued in the Offering will be freely tradable by persons other than "affiliates" of the Company, as that term is defined under the Securities Act ("Affiliates"), of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Charter. See "Description of Capital Stock--Restrictions on Transfer."

    In general, pursuant to Rule 144 under the Securities Act as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 under the Securities Act also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) under the Securities Act without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    The 1,333,333 shares of Common Stock sold to affiliates of the Sponsors in the Private Placement are "restricted securities" for purposes of Rule 144 under the Securities Act. However, such persons may request that the Company file and seek to have declared effective a resale registration statement covering the sale of such shares in the public market. See "Description of Capital Stock--Registration Rights" and "Private Placement."

    At the closing of the Offering, options to purchase     shares of Common
Stock will be outstanding (    shares of Common Stock if the over-allotment
option is exercised). Shortly after the Offering, the Company intends to file a Registration Statement on Form S-8 under the Securities Act covering shares of Common Stock reserved for issuance under the Company's Stock Option Plan. Shares of Common Stock issued upon exercise of options under the Registration Statement on Form S-8 will be available for sale in the public market, subject to Rule 144 manner of sale and volume limitations in the case of Affiliates and subject to any lock-up restrictions discussed in "Underwriting."

                                  UNDERWRITING

    The underwriters of the Offering of the Common Stock (the "Underwriters"), for whom Bear, Stearns & Co. Inc. is acting as representative (the "Representative"), have agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") (the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), to purchase from the Company the aggregate number of shares of Common Stock set forth opposite their name below:

                                                               NUMBER OF
UNDERWRITER                                                      SHARES
-------------------------------------------------------------  ----------
Bear, Stearns & Co. Inc......................................

Total........................................................   6,700,000
                                                               ----------
                                                               ----------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that, if any of the foregoing shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such shares must be so purchased. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

    The Company has been advised that the Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover of this Prospectus and to certain selected dealers (who may include the Underwriters) at such public offering price less a concession not to
exceed $         per share. The selected dealers may reallow a concession to
certain other dealers not to exceed $         per share. After the initial
offering to the public, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representative.

    In order to facilitate the Offering, certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Common Stock for their own account by selling more shares of Common Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing shares of Common Stock in the open market or by exercising the over-allotment option granted to the Underwriters. In addition, such person may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if shares of Common Stock previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Common Stock to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the national exchange or otherwise and, if commenced, may be discontinued at any time.

    The Company has granted the Underwriters options to purchase up to 1,005,000 additional shares of Common Stock at the public offering price less underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. Such options may be exercised at any time until 30 days after the date of this Prospectus. To the extent the Underwriters exercise such options, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

    Prior to the Offering, there has been no public market for the Common Stock. Consequently, the public offering price was determined by negotiation between the Company and the Underwriters. Among the factors considered in such negotiations were the nature of the Company's business, its prospects and management, and the general conditions of the securities markets at the time of the Offering. There can be no assurance, however, that the prices at which the shares will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters.

    In connection with the Offering, the Company, the Sponsors and the officers and directors of each have agreed that they will not, directly or indirectly, offer, pledge, sell, offer to sell, contract to sell or grant any option to purchase or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or other capital stock or securities exchangeable or exercisable for, or convertible into, shares of Common Stock or other capital stock for a period of 180 (or such shorter period as expressly agreed to by Bear Stearns) days after the date of this Prospectus, except (i) with the prior written consent of Bear Stearns, on behalf of the Underwriters, and (ii) in the case of the Company, for issuances under the terms of the Stock Option Plan.

    Certain of the Underwriters' affiliates have from time to time provided and continue to provide investment banking services and general financing and banking trnsactions to certain of the Sponsors for which such Underwriters and affiliates have received and will receive fees and commissions.

                               PRIVATE PLACEMENT

    The Company has received a commitment from affiliates of each of Conti, Harbert Management and Crown prior to the filing of the Registration Statement of which this Prospectus is a part for the purchase simultaneously with the closing of the Offering, in a private placement (the "Private Placement"), of 666,667, 533,333 and 133,333 shares, respectively, at the initial public offering price. No underwriting discounts or commissions will be paid on the Common Stock purchased in the Private Placement. Consummation of the Private Placement is contingent only upon the closing of the Offering. The Common Stock sold in the private placement will be sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Dewey Ballantine LLP, New York, New York, and for the Underwriters by Weil, Gotshal & Manges LLP, New York, New York. Dewey Ballantine LLP and Weil, Gotshal & Manges LLP will be relying as to matters of Maryland law on the opinion of Miles & Stockbridge P.C., Baltimore, Maryland.

                                    EXPERTS

    The statement of financial condition of the Company as of March 12, 1998, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

THE COMPANY

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

    Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

    The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934 as amended (the "Exchange Act"). In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

CROWN NORTHCORP, INC.

    Crown NorthCorp, Inc. files reports and other information with the Commission pursuant to the Exchange Act. Additional information about Crown, therefore, may be inspected or copied at the public reference facilities maintained by the Commission at the locations mentioned above.

                               GLOSSARY OF TERMS

    Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

    "1996 Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

    "1997 Tax Act" means the Taxpayer Relief Act of 1997.

    "ADA" means the Americans with Disabilities Act of 1990, as amended.

    "Adjusted Net Income" means the taxable income of the Company within the meaning of the Code less any unrealized capital depreciation with respect to any assets of the Company for which market quotations are readily available before the Incentive Fee and before deduction of dividends paid.

    "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

    "Alignment of Interest Agreement" means the agreement between the Sponsors and the Company concerning Targeted Investments, pursuant to which, among other things, Interim Loans, Subordinated Interests, Mezzanine Interests and certain other Targeted Investments that are made available to any Sponsor shall first be offered or referred to the Company before such opportunities are pursued by the Sponsor for itself or referred by the Sponsor to a third party.

    "Average Stockholders' Equity" means, for any period, stockholders' equity, calculated in accordance with GAAP, excluding any mark-to-market adjustments of the investment portfolio.

    "Bankruptcy Code" means Title 11 of the United States Code, as amended.

    "Base Management Fee" means the annual base management fee, payable monthly, equal to 1.5% of the Average Stockholder's Equity for such period.

    "Beneficiary" means the beneficiary of the Trust.

    "Beneficial Owner" means a shareholder who beneficially owns shares of the Company's Common Stock that are registered in a name other than such shareholder's name.

    "Benefit Plan" means an ERISA Plan or IRA subject to Title I of ERISA and/or section 4975 of the Code.

    "Board of Directors" means the Board of Directors of the Company.

    "Bylaws" means the Bylaws of the Company.

    "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Charter" means the Charter of the Company.

    "Closing" means the closing of the Offering.

    "Closing Price" means the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market.

    "CMBS" means commercial mortgage backed securities which are securities that evidence an interest in or are secured by a commercial or multifamily mortgage loan or a pool of such loans.

    "CMO or CMO Bonds" means collateralized mortgage obligations.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "commercial mortgage loans" means mortgage loans on commercial real estate.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

    "Company" means Strategic Realty Capital Corp., a Maryland corporation.

    "Conti" means ContiTrade Services L.L.C., a wholly owned subsidiary of ContiFinancial.

    "ContiFinancial" means ContiFinancial Corporation.

    "Correspondents" means one of the 23 commercial loan originators to whom Conti provides financing.

    "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

    "Crown" means Crown NorthCorp, Inc.

    "Crown Revenue" means the Crown Revenue Services, Inc.

    "Crown Stockholders' Agreement" means the agreement among the Tucker Parties affiliates of Conti and Harbert and the Company pursuant to which affiliates of Conti and Harbert and the Tucker Parties have (i) agreed to vote in favor of a merger with the Company under certain circumstances and (ii) granted the Company a right of first offer with respect to sales of their shares..

    "Directors" means the members of the Company's Board of Directors.

    "Disqualified Person" means (i) the United States, any State or politicial subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, (ii) any organization (other than a cooperative described in section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by section 511 of the Code and (c) any organization described in section 1381(a)(2)(c) of the Code.

    "Distressed Investments" means underperforming and otherwise distressed commercial and multifamily real estate, or the sub-performing or non-performing loans secured thereby.

    "DOL" means the Department of Labor.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exempt Organizations" means tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "Fitch" means Fitch IBCA Inc.

    "GAAP" means generally accepted accounting principles applied on a consistent basis.

    "Gross Contract Value" means, as to any real estate related asset, the amount assigned to such asset in a servicing or asset management agreement entered into by the owner of such asset, which amount is either the value of such asset originally established by such owner for purposes of such agreement or is the amount originally used in such agreement as an asset balance or value for purposes of determining a management or servicing fee.

    "Guidelines" means guidelines that set forth general parameters for the Company's investments.

    "Harbert Management" means Harbert Management Corporation.

    "Incentive Fee" means the quarterly incentive in an amount equal to (i) 25% of the Adjusted Net Income of the Company for the preceding four fiscal quarters, in excess of the amount that would produce an annualized Return on Average Stockholders' Equity for the previous four fiscal quarters equal to the Ten-Year U.S. Treasury Rate plus 2.5% (ii) divided by four.

    "Independent Director" means a director who within the last two years, has not (i) been employed by any of the Sponsors or any of their Affiliates, (ii) been an officer or director of any of the Sponsors or any of their Affiliates,
(iii) performed services for any of the Sponsors or any of their Affiliates, or
(iv) had any material business or professional relationship with any of the Sponsors or any of their Affiliates.

    "Ineligible Property" means property that is not eligible for the election to be treated as foreclosure property.

    "Initial Investments" means described under "Initial Investments," which are to be acquired on or soon after the Closing Date.

    "Initial Term" means the initial term of the Management Agreement expiring on the second anniversary of the Closing Date.

    "Interested Shareholder" means any holder of more than 10% of any class of outstanding voting shares of the Company.

    "Interim Loans" means mortgage loans which are typically short-term, with maturities of less than five years, and which are generally secured by a first lien mortgage, but may be secured by a junior lien mortgage, on the underlying commercial and multifamily property.

    "Inverse IO" means a class of CMBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

    "Investment Committee" means a six member committee established by Crown which will approve the acquisition or disposition of Targeted Investments and recommendations to be made from time to time by the Manager to the Company's Board of Directors.

    "Investment Company Act" means the Investment Company Act of 1940, as amended.

    "IO" means a class of CMBS that is entitled to no (or only nominal) distributions of principal.

    "IRA" means an individual retirement account.

    "IRS" means the Internal Revenue Service.

    "Lease" means, with respect to each Mortgaged Property or other real estate, the agreement pursuant to which the Borrower rents and leases to the Lessee and the Lessee rents and leases from the Borrower, such Mortgaged Property or Real Property.

    "LIBOR" means the London Interbank Offering Rate for one-month U.S. Dollar deposits.

    "Management Agreement" means the management agreement between the Company and the Manager pursuant to which the Manager performs various services for the Company.

    "Manager" means Crown NorthCorp, Inc.

    "Market Price" means the average of the Closing Price for the five consecutive Trading Days ending on such date.

    "Mezzanine Interests" means (i) loans that are secured by junior lien mortgages on commercial and multifamily properties or (ii) preferred equity interests in entities which own commercial or multifamily property.

    "MGCL" means the Maryland General Corporation Law.

    "Mortgage Collateral" means mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS.

    "mortgage loan" means a mortgage loan underlying a series of CMBS or a mortgage loan held by the Company, as the context indicates.

    "NorthCorp" means NorthCorp Realty Advisors, Inc.

    "Offering" means the offering of Common Stock hereby.

    "Offering Price" means the offering price of $15 per Common Stock offered hereby.

    "OID" means original issue discount.

    "Option Plan" means a plan which provides for options to purchase shares of Common Stock.

    "Other Investments" means commercial and multifamily real estate related assets, other than Interim Loans, Subordinated Interests and Mezzanine Interests, which meet the Company's targeted risk/return profile.

    "Ownership Limitation" means the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.8% of the outstanding shares of Common Stock by any shareholder or (b) more than 9.8% of the outstanding shares of any series of Preferred Stock by any shareholder.

    "Pass-Through Certificates" means interests in trusts, the assets of which are primarily mortgage loans.

    "Performing Mortgage Loans" means mortgage loans for which the payment of principal and interest is current.

    "phantom income" means taxable income in excess of cash receipts.

    "Plan" means certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

    "Plan Asset Regulations" means regulations of the Department of Labor that define "plan assets."

    "Preferred Stock" means the preferred stock of the Company.

    "Prohibited Owner" means the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

    "PSA" means the Master Mortgage Loan Purchase and Servicing Agreement.

    "Qualifying Interests" means mortgages and other liens on and interests in real estate.

    "Real Property" means real property owned by the Company.

    "REIT" means real estate investment trust, as defined in section 856 of the Code.

    "REIT Provisions of the Code" means sections 856 through 860 of the Code.

    "Related Party Tenant" means a tenant of the Company in which the Company owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

    "REMIC" means real estate mortgage investment conduit, as defined in section 860D of the Code.

    "Rent" means rent received by the Company from tenants of Real Property.

    "REO Property" means real estate acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

    "Representative" means Bear, Stearns & Co. Inc.

    "Return on Average Stockholders' Equity" means an amount calculated for any quarter by dividing the Company's Adjusted Net Income for the quarter by its Average Stockholders' Equity for the quarter.

    "RICO" means the Racketeer Influenced and Corrupt Organizations laws, 18 U.S.C.A. Section 1961, et seq.

    "RTC" means Resolution Trust Corporation.

    "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

    "S&P" means Standard & Poor's Ratings Group.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Servicer" means the entity which services mortgage loans.

    "Shares-in-Trust" means shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of the Company being held by fewer than 100 persons, result in the Company being "closely held," cause the Company to own 10% or more of the ownership interests in a tenant of the Company's commercial real estate or result in such shares being owned by a Disqualified Person.

    "Special Servicer" means the entity responsible for special servicing.

    "Special Servicing Fee" means the fee paid to the Manager for special servicing or servicing aspects for the Company that outside consultants or other service providers otherwise would perform.

    "Sponsors" means collectively, Crown, Conti and Harbert Management.

    "Stockholder of Record" means a shareholder who owns shares of the Company's Common Stock in his or its own name.

    "Sub IO" means an IO which (i) is entitled to no payments of principal, (ii) is subordinated to more senior classes to provide credit support to such senior classes and (iii) in respect of which, in many cases, interest is withheld and used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the amount held in the reserve account reaches a specified level.

    "Subordinated Interests" means interests in (i) CMBS, (ii) whole loan pools of commercial or multifamily mortgages, or (iii) individual commercial or multifamily mortgage loans, which are subordinated in right of payment to other interests (including investment grade CMBS interests) in respect of the underlying loans.

    "Subordinated Participations" means subordinated participations in mortgage loans secured by commercial real estate.

    "Sub-Performing Mortgage Loans" means loans for which default is likely or imminent.

    "Targeted Investments" means Interim Loans, Subordinated Interests, Mezzanine Interests and Other Investments.

    "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

    "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

    "Trading Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Treasury Regulations" means the income tax regulations promulgated under the Code.

    "Trust" means a trust created in the event of an impermissible transfer of shares of Common Stock.

    "Trustee" means a trustee of the Trust.

    "Tucker" means Tucker Holding Company, Ltd.

    "Tucker Parties" means, collectively, Tucker and Ronald E. Roark.

    "UBTI" means unrelated business taxable income.

    "UBTI Percentage" means the ratio, for the taxable year, of (i) the gross income (less direct expenses) derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) for such taxable year to (ii) the gross income (less direct expenses) of the Company for the year in which the dividends are paid.

    "UCC" means the Uniform Commercial Code.

    "Unaffiliated Director" means, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Unaffiliated Directors then on the Board.

    "Underwriters" means the underwriters named in this Prospectus acting as underwriters of the Offering.

    "Underwriting Agreement" means the agreement pursuant to which the Underwriters will underwrite the Common Stock.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report...............................................................................        F-2

Statement of Financial Condition...........................................................................        F-3

Notes to Statement of Financial Condition..................................................................        F-4

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Strategic Realty Capital Corp.

    We have audited the accompanying statement of financial condition of Strategic Realty Capital Corp. (the "Company") as of March 12, 1998. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the statement of financial condition presents fairly, in all material respects, the financial position of Strategic Realty Capital Corp. as of March 12, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Columbus, Ohio
March 13, 1998

                         STRATEGIC REALTY CAPITAL CORP.

                        STATEMENT OF FINANCIAL CONDITION

                                 MARCH 12, 1998

                                             ASSET
Cash................................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------
                                     STOCKHOLDERS' EQUITY
Common Stock, par value $.0001 per share, authorized 500,000,000 shares; 100 shares
  issued and outstanding                                                                     --

Additional paid-in capital..........................................................  $   1,000
                                                                                      ---------
Total stockholder's equity..........................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

           See accompanying Notes to Statement of Financial Condition

                         STRATEGIC REALTY CAPITAL CORP.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

                              AS OF MARCH 12, 1998

1. ORGANIZATION

    Strategic Realty Capital Corp. (the "Company") was incorporated in Maryland on March 12, 1998 but has had no operations to date other than matters relating to its organization and the issuance of 100 shares of common stock, par value $.0001 per share, to its initial stockholder.

    The Company is a newly organized specialty finance company that will invest primarily in high-yield lending opportunities in the commercial and multifamily real estate market and high-yield investment opportunities in the commercial mortgage backed securities market.

    The Company intends to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and the cost of financing and hedging the portfolio.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING -- The books and records of the Company are maintained on an accrual basis, in accordance with generally accepted accounting principles.

    MANAGEMENT ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from those estimates.

    INCOME TAXES -- The Company intends to elect to be taxed as a real estate investment trust (a "REIT") and to comply with the provisions of the Internal Revenue Code of 1986, as amended, with respect thereto. Accordingly, the Company does not anticipate being subject to Federal income tax to the extent of its distributions to stockholders.

    PROFIT AND LOSS ALLOCATIONS AND DISTRIBUTIONS -- As a REIT, the Company intends to distribute substantially all of its net taxable income to stockholders each year. The Company intends to make distributions at least quarterly.

    CONCENTRATION OF CREDIT RISK -- The Company's cash balance at March 12, 1998 is maintained in one bank.

3. ORGANIZATIONAL, OFFERING, GENERAL AND ADMINISTRATIVE COSTS

    The Company is in the process of filing a Registration Statement for the sale of common stock. Contingent upon the consummation of the public offering, the Company will be liable for its organizational and offering expenses.

4. RELATED PARTIES

    The day-to-day operations of the Company will be managed by Crown NorthCorp, Inc. ("Crown"), a publicly traded financial services provider primarily involved in commercial asset portfolio management, subject to the supervision of the Company's Board of Directors and pursuant to a management agreement between the Company and Crown (the "Management Agreement").

    Under the Management Agreement, the Company will pay Crown: (i) an annual base management fee equal to 1.5% of the average stockholders' equity; (ii) a quarterly incentive fee in an amount equal to

                         STRATEGIC REALTY CAPITAL CORP.

                              AS OF MARCH 12, 1998

one-fourth of the excess of 25% of the adjusted net income of the Company for the preceding four fiscal quarters (before Crown's management fee and before deduction of dividends paid) over of the amount that would produce an annualized return on average stockholders' equity for the previous four quarters equal to the Ten-Year U.S. Treasury Rate plus 2.5%, and (iii) a special fee for services performed by Crown which would normally be performed by outside consultants or other service providers.

    Crown, ContiTrade Services L.L.C. ("Conti") and Harbert Management Corporation ("Harbert") are sponsors of the Company. The officers and directors of the Company are also officers or employees of Crown, Conti, or Harbert.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                           --------------------------

                           SUMMARY TABLE OF CONTENTS

                           --------------------------

Prospectus Summary........................           1
Risk Factors..............................          10
Use of Proceeds...........................          25
Capitalization............................          25
Distribution Policy.......................          26
The Manager...............................          27
The Sponsors..............................          32
The Company...............................          33
Management of the Company.................          35
Management's Discussion and Analysis of
  Liquidity and Capital Resources.........          41
Business and Investment Considerations....          42
Yield Considerations Related to the
  Company's Investments...................          48
Certain Relationships, Related Party
  Transactions and Conflicts of
  Interests...............................          51
Principal Stockholders....................          54
Crown Stockholders' Agreement.............          55
United States Federal Income Tax
  Considerations..........................          56
ERISA Considerations......................          72
Certain Legal Aspects of Mortgage Loans
  and Real estate Investments.............          74
Certain Provisions of Maryland Law and of
  the Company's Charter And Bylaws........          82
Description of Capital Stock..............          84
Shares Eligible For Future Sale...........          88
Underwriting..............................          89
Private Placement.........................          90
Legal Matters.............................          90
Experts...................................          90
Additional Information....................          90
Glossary of Terms.........................          92
Index to Financial Statements.............         F-1

                           --------------------------

    UNTIL               , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                6,700,000 SHARES

                                STRATEGIC REALTY
                                 CAPITAL CORP.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            BEAR, STEARNS & CO. INC.

                                            , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                                   AMOUNT TO
                                                                                    BE PAID
                                                                                  ------------
SEC registration fee............................................................  $  34,094.63
NASD filing fee.................................................................     12,057.50
National Exchange listing fee...................................................             *
Printing and engraving expenses.................................................             *
Legal fees and expenses.........................................................             *
Accounting fees and expenses....................................................             *
Blue Sky fees and expenses......................................................             *
Transfer agent and custodian fees...............................................             *
Miscellaneous...................................................................             *
* To be provided by amendment
                                                                                  ------------
Total
                                                                                  ------------
                                                                                  ------------

ITEM 32. SALES TO SPECIAL PARTIES

    On March 21, 1998, the Company received commitments for the purchase of $20 million of Common Stock at the initial public offering price from ContiWest Corporation, MarRay Investment, L.L.C. and CNC Holding Corp. This sale is contingent upon, and will be consummated concurrently with, the closing of the Offering. The foregoing securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

    On March 12, 1998, the Company issued 100 shares of Common Stock for an aggregate purchase price of $1,000 to Crown NorthCorp, Inc. The foregoing securities were sold in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

    The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Company, its Directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements included in the Prospectus are:

    Strategic Realty Capital Corp.

    Statement of Financial Condition at March 12, 1998

    All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

    (a) Exhibits

 EXHIBIT NO.
---------------
        1.1*     Form of Underwriting Agreement.
        3.1*     Articles of Incorporation of the Registrant.
        3.2*     Bylaws of the Registrant.
        4.1*     Form of Common Stock Certificate.
        5.1*     Opinion of Dewey Ballantine LLP
        5.2*     Opinion of Miles & Stockbridge P.C.
        8.1*     Opinion of Dewey Ballantine LLP
       10.1*     Form of Management Agreement between the Registrant and Crown NorthCorp, Inc.
       10.2*     Form of Submanagement Agreement between Crown NorthCorp, Inc. and ContiTrade Services L.L.C.
       10.3*     Form of Submanagement Agreement between Crown NorthCorp, Inc. and Harbert Management Corp.
       10.4*     Form of Stock Option Plan and Agreement.
       10.5*     Form of Alignment of Interest Agreement among the Registrant, ContiTrade Services, L.L.C., Harbert
                 Management Corporation and Crown NorthCorp, Inc.
       10.6*     Form of Crown Stockholders' Agreement among Harbert Equity Fund I, L.L.C., Tucker Holding Company,
                 Ltd., Ronald E. Roark, ContiWest Corporation and the Registrant
       10.7*     Voting Agreement among ContiWest Corporation, MarRay Investment L.L.C. and CNC Holding Corp.
       23.1*     Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).
       23.2*     Consent of Miles & Stockbridge P.C. (contained in Exhibit 5.2).
       23.3*     Consent of Dewey Ballantine LLP (contained in Exhibit 8.1).
        23.4     Consent of Deloitte & Touche LLP regarding Registrant.
        24.1     Power of Attorney (Included on Signature Page).

------------------------

*   To be filed by amendment.

ITEM 37. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes: (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23th day of March, 1998.

                                STRATEGIC REALTY CAPITAL CORP.

                                By:             /s/ HAROLD E. COOKE
                                     -----------------------------------------
                                                  Harold E. Cooke
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    We, the undersigned directors and officers of Strategic Realty Capital Corp., do hereby constitute and appoint Harold E. Cooke, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RAYMOND J. HARBERT
------------------------------  Chairman of the Board         March 23, 1998
     (Raymond J. Harbert)

                                President, Chief Executive
     /s/ HAROLD E. COOKE          Officer and Director
------------------------------    (Principal Executive        March 23, 1998
      (Harold E. Cooke)           Officer)

                                Treasurer and Chief
     /s/ RAY L. DRUSEIKIS         Financial Officer
------------------------------    (Principal Financial and    March 23, 1998
      (Ray L. Druseikis)          Accounting Officer)

    /s/ WILLIAM R. STANLEY
------------------------------  Vice President and Chief      March 23, 1998
     (William R. Stanley)         Investment Officer

     /s/ RONALD E. ROARK
------------------------------  Director                      March 23, 1998
      (Ronald E. Roark)

     /s/ SCOTT M. MANNES
------------------------------  Director                      March 23, 1998
       Scott M. Mannes

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                                               DESCRIPTION                                               PAGE
-------------  ----------------------------------------------------------------------------------------------  -----------
        1.1*   Form of Underwriting Agreement.
        3.1*   Articles of Incorporation of the Registrant.
        3.2*   Bylaws of the Registrant.
        4.1*   Form of Common Stock Certificate.
        5.1*   Opinion of Dewey Ballantine LLP
        5.2*   Opinion of Miles & Stockbridge P.C.
        8.1*   Opinion of Dewey Ballantine LLP
       10.1*   Form of Management Agreement between the Registrant and Crown NorthCorp, Inc.
       10.2*   Form of Submanagement Agreement between Crown NorthCorp, Inc. and ContiTrade Services L.L.C.
       10.3*   Form of Submanagement Agreement between Crown NorthCorp, Inc. and Harbert Management Corp.
       10.4*   Form of Stock Option Plan and Agreement.
       10.5*   Form of Alignment of Interest Agreement among the Registrant, ContiTrade Services, L.L.C.,
               Harbert Management Corporation and Crown NorthCorp, Inc.
       10.6*   Form of Crown Stockholders' Agreement among Harbert Equity Fund I, L.L.C., Tucker Holding
               Company, Ltd., Ronald E. Roark, ContiWest Corporation and the Registrant
       10.7*   Voting Agreement among ContiWest Corporation, MarRay Investment L.L.C. and CNC Holding Corp.
       23.1*   Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).
       23.2*   Consent of Miles & Stockbridge P.C. (contained in Exhibit 5.2).
       23.3*   Consent of Dewey Ballantine LLP (contained in Exhibit 8.1).
       23.4    Consent of Deloitte & Touche LLP regarding Registrant.
       24.1    Power of Attorney (Included on Signature Page).

------------------------

*   To be filed by amendment.